ARTICLE 1 - DEFINITIONS........................................................4

    1.01     ACCOUNT BALANCE BENEFIT...........................................4
    1.02     ACCRUED BENEFIT...................................................4
    1.03     ACTUARIAL EQUIVALENT..............................................4
    1.04     ADMINISTRATOR.....................................................5
    1.05     ALTERNATE SERVICE.................................................5
    1.06     ANNUITY BENEFIT...................................................5
    1.07     ANNUITY STARTING DATE.............................................5
    1.08     BENEFICIARY.......................................................6
    1.09     CASH OUT BENEFIT..................................................6
    1.10     CODE..............................................................6
    1.11     COMPENSATION......................................................6
    1.12     COVERED COMPENSATION..............................................7
    1.13     CREDITED INTEREST.................................................7
    1.14     DISTRIBUTABLE EVENT...............................................8
    1.15     EARLY RETIREMENT DATE.............................................8
    1.16     EMPLOYEE..........................................................8
    1.17     EMPLOYER..........................................................8
    1.18     ERISA.............................................................9
    1.19     FORFEITURE........................................................9
    1.20     HIGHLY COMPENSATED EMPLOYEE.......................................9
    1.21     LEASED EMPLOYEE...................................................9
    1.22     LEAVE OF ABSENCE.................................................10
    1.23     NON-HIGHLY COMPENSATED EMPLOYEE..................................10
    1.24     NORMAL FORM......................................................10
    1.25     NORMAL RETIREMENT DATE...........................................10
    1.26     PARTICIPANT......................................................10
    1.27     PLAN.............................................................11
    1.28     PLAN YEAR........................................................11
    1.29     PRE-RETIREMENT SURVIVOR ANNUITY..................................11
    1.30     QUALIFIED JOINT AND SURVIVOR ANNUITY.............................11
    1.31     RETIRE OR RETIREMENT.............................................11
    1.32     SOCIAL SECURITY RETIREMENT AGE...................................11
    1.33     SPOUSE...........................................................12
    1.34     TAXABLE WAGE BASE................................................12
    1.35     TOTALLY AND PERMANENTLY DISABLED.................................12
    1.36     VEST OR VESTED...................................................12

ARTICLE 2 - SERVICE...........................................................12

    2.01     SERVICE-RELATED DEFINITIONS......................................12
    2.02     HOURS OF SERVICE.................................................14
    2.03     ADJUSTMENTS TO SERVICE CREDITING.................................14

ARTICLE 3 - PARTICIPATION.....................................................15

    3.01     BECOMING AN ACTIVE PARTICIPANT...................................15
    3.02     TERMINATION OF ELIGIBILITY TO PARTICIPATE........................15

ARTICLE 4 - CONTRIBUTIONS TO THE PLAN.........................................16

    4.01     CONTRIBUTIONS BY THE EMPLOYER....................................16
    4.02     CONTRIBUTIONS BY PARTICIPANTS....................................16

ARTICLE 5 - ACCRUED BENEFIT...................................................16

    5.01     IN GENERAL.......................................................16
    5.02     ANNUITY BENEFIT..................................................16
    5.03     ACCOUNT BALANCE BENEFIT..........................................17
    5.04     NO DUPLICATION OF BENEFITS ALREADY DISTRIBUTED...................18
    5.05     RESTORATION OF BENEFITS UPON PAYBACK.............................18

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ARTICLE 6 - RETIREMENT BENEFITS...............................................19

    6.01     OVERVIEW OF BENEFITS.............................................19
    6.02     RETIREMENT BENEFITS..............................................19
    6.03     ADJUSTMENT TO RETIREMENT BENEFITS................................19
    6.04     SUSPENSION OF BENEFITS...........................................20

ARTICLE 7 - OTHER BENEFITS....................................................21

    7.01     DISABILITY BENEFITS..............................................21
    7.02     BENEFITS UPON TERMINATION OF SERVICE.............................21
    7.03     DEATH BENEFITS...................................................22

ARTICLE 8 - TOP HEAVY MINIMUM BENEFITS........................................23

    8.01     TOP HEAVY BENEFIT................................................23
    8.02     RECIPIENTS OF TOP HEAVY BENEFIT..................................23
    8.03     TOP HEAVY DEFINITIONS............................................23

ARTICLE 9 - LIMITATIONS ON BENEFITS...........................................25

    9.01     OVERVIEW OF ARTICLE 9............................................25
    9.02     GENERAL LIMITATION...............................................25
    9.03     GRANDFATHER OF PRIOR ACCRUALS....................................26
    9.04     DEFINITIONS......................................................26

ARTICLE 10 - FORM OF DISTRIBUTIONS............................................29

    10.01       OVERVIEW OF ARTICLES 10 - 13..................................29
    10.02       FORM OF PAYMENTS BEGINNING WHILE PARTICIPANT IS ALIVE.........29
    10.03       OPTIONAL FORMS OF BENEFIT PAYMENTS BEGINNING WHILE
                  THE PARTICIPANT IS ALIVE....................................30
    10.04       PAYMENTS BEGINNING AFTER THE PARTICIPANT'S DEATH..............31
    10.05       OPTIONAL FORMS OF BENEFIT PAYMENTS BEGINNING AFTER
                  THE PARTICIPANT'S DEATH.....................................31
    10.06       DIRECT ROLLOVERS..............................................31

ARTICLE 11 - TIME OF DISTRIBUTION.............................................32

    11.01       IN GENERAL....................................................32
    11.02       REQUIRED BEGINNING DATE.......................................32
    11.03       NONELECTIVE BEGINNING DATE....................................32
    11.04       NORMAL BEGINNING DATE FOR PAYMENTS TO A PARTICIPANT...........33
    11.05       NORMAL BEGINNING DATE FOR PAYMENTS TO A BENEFICIARY...........33
    11.06       ELECTION OF AN EARLIER DATE...................................33
    11.07       BENEFIT COMMENCEMENT..........................................33
    11.08       QUALIFIED DOMESTIC RELATIONS ORDERS...........................34

ARTICLE 12 - SPECIAL RULES FOR PARTICIPANT AND SPOUSAL WAIVER RIGHTS..........34

    12.01       IN GENERAL....................................................34
    12.02       THE WAIVER ELECTION...........................................34
    12.03       SPOUSAL CONSENT...............................................35
    12.04       THE ELECTION PERIOD...........................................35
    12.05       INFORMATION FOR THE PERSON MAKING THE WAIVER ELECTION.........35
    12.06       AUTOMATIC WAIVER OF THE PRE-RETIREMENT SURVIVOR ANNUITY.......36

ARTICLE 13 - REQUIRED MINIMUM DISTRIBUTIONS...................................36

    13.01       OVERVIEW OF ARTICLE 13........................................36
    13.02       REQUIRED BEGINNING DATE.......................................36
    13.03       LIMITS ON DISTRIBUTION PERIODS................................37
    13.04       DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR...........37
    13.05       MINIMUM DISTRIBUTION RULES FOR ANNUITY PAYMENTS...............37
    13.06       MINIMUM DISTRIBUTION RULES FOR NON-ANNUITY PAYMENTS...........38
    13.07       MINIMUM DISTRIBUTION RULES - DEATH BENEFITS...................39
    13.08       DEFINITIONS...................................................39

ARTICLE 14 - NAMED FIDUCIARIES AND THE ALLOCATION OF THEIR RESPONSIBILITIES...43

    14.01       NAMED FIDUCIARIES.............................................43
    14.02       AUTHORITY AND RESPONSIBILITY OF THE EMPLOYER..................44

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    14.03       AUTHORITY AND RESPONSIBILITY OF THE ADMINISTRATOR.............44
    14.04       BONDING.......................................................44
    14.05       INDEMNIFICATION...............................................44

ARTICLE 15 - PLAN ADMINISTRATOR...............................................45

    15.01       POWERS, DUTIES AND RESPONSIBILITIES...........................45
    15.02       APPOINTMENT, RESIGNATION AND REMOVAL OF THE ADMINISTRATOR.....46
    15.03       PAYMENT OF EXPENSES...........................................46
    15.04       CLAIMS PROCEDURE..............................................46
    15.05       LOCATION OF PAYEE UNKNOWN.....................................47

ARTICLE 16 - PLAN AMENDMENT AND TERMINATION...................................48

    16.01       EMPLOYER'S AUTHORITY TO AMEND.................................48
    16.02       MERGER, CONSOLIDATION OR TRANSFER OF ASSETS...................48
    16.03       PLAN TERMINATION..............................................49
    16.04       LIMITATIONS ON BENEFITS ON EARLY TERMINATION..................49

ARTICLE 17 - MISCELLANEOUS....................................................50

    17.01       SCOPE OF PARTICIPANTS' RIGHTS.................................50
    17.02       ALIENATION....................................................50
    17.03       CONSTRUCTION OF AGREEMENT.....................................52
    17.04       GENDER AND NUMBER.............................................52
    17.05       PROHIBITION AGAINST DIVERSION OF FUNDS........................52
    17.06       HEADINGS......................................................53
    17.07       REQUIREMENT OF WRITTEN DOCUMENTS..............................53
    17.08       USERRA........................................................53
    17.09       LIQUIDITY SHORTFALL...........................................53

ARTICLE 18 - PARTICIPATING EMPLOYERS..........................................53

    18.01       ELECTION TO BECOME A PARTICIPATING EMPLOYER...................53
    18.02       REQUIREMENTS OF PARTICIPATING EMPLOYERS.......................54
    18.03       DESIGNATION OF AGENT..........................................54
    18.04       EMPLOYEE TRANSFERS............................................54
    18.05       PARTICIPATING EMPLOYER'S CONTRIBUTION.........................54
    18.06       AMENDMENT.....................................................54
    18.07       DISCONTINUANCE OF PARTICIPATION...............................54
    18.08       ADMINISTRATOR'S AUTHORITY.....................................55

ARTICLE 19 - EGTRRA PROVISIONS................................................55

    19.01       PURPOSE OF THIS ARTICLE.......................................55
    19.02       LIMITATION ON ANNUAL EARNINGS.................................55
    19.03       MODIFICATION OF TOP HEAVY RULES...............................55
    19.04       LIMITATION ON BENEFITS........................................56
    19.05       DIRECT ROLLOVERS..............................................57

                               NATIONAL LIFE GROUP

                           PENSION PLAN FOR EMPLOYEES

National Life Insurance Company and certain of its subsidiaries sponsor this Plan to provide retirement and pre-retirement benefits for eligible employees. This document constitutes an amendment in its entirety of the National Life Insurance Company Pension Plan for Home Office Employees, effective July 1, 2001. In general, this document describes the benefits which will be accrued by Plan Participants on and after that date, while the Plan document in effect on June 30, 2001 (and prior Plan documents, as applicable) describe the benefits accrued to that date by those participating in the Plan prior to July 1, 2001. However, the limitations on and rules for benefit distributions contained in this document are intended to apply to the aggregate of all Accrued Benefits under the Plan, regardless of when they were accrued. The provisions of this document shall not be read or interpreted in such a way as to effect a decrease in any Participant's Vested Accrued Benefit as it existed as of June 30, 2001.

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

                            ARTICLE 1 - DEFINITIONS

1.01       ACCOUNT BALANCE BENEFIT

A benefit equal to, at any point in time, the current value of a Participant's Annual Allocations, as increased by Credited Interest and decreased by the amount of any distributions on the Participant's behalf. The Normal Form in which this benefit will be distributed is as a cash lump sum. The Account Balance Benefit is a recordkeeping entry and is not an individual account. No Plan contribution shall be allocated to, or for the benefit of, any Participant's Account Balance Benefit.

1.02       ACCRUED BENEFIT

The retirement benefit payable in the Normal Form to which the Participant would be entitled as of the date of determination if the Participant were fully Vested and earned no more credited service under the Plan. The Accrued Benefit consists of a Participant's Account Balance Benefit, if any, and the Participant's Annuity Benefit, if any.

1.03       ACTUARIAL EQUIVALENT

A benefit is the "Actuarial Equivalent" of another benefit if that benefit is different in time, period, or manner of payment from a specified benefit provided under the Plan but has the same value when computed using the applicable actuarial assumptions.

(a) To determine the amount of a benefit in a form other than the Normal Form and for all purposes other than a change to a benefit commencement date prior to the Normal Retirement Date, as described in (b) below, with respect to a Participant's Annuity Benefit, the Applicable Interest Rate and the Applicable Mortality Table shall be used. However, no pre-retirement mortality decrement shall be applied with respect to a benefit to the extent that that benefit would not be subject to forfeiture upon the death of the Participant.

(b) To determine the amount of a benefit distribution on a date before Normal Retirement Date with respect to a Participant's Annuity Benefit:

     (1) for a distribution within the first ten years immediately preceding Normal Retirement Date, the benefit amount is reduced 1/3% for each of the first sixty months and 1/2% for each of the next sixty months by which the date precedes Normal Retirement Date,

     (2) for a distribution prior to the time described in (1), apply the Applicable Interest Rate and the Applicable Mortality Table to the amount determined in (1) for the tenth year preceding Normal Retirement Date. However, no pre-retirement mortality decrement shall be applied with respect to a benefit to the extent that that benefit would not be subject to forfeiture upon the death of the Participant.

(c) However, for purposes of determining the amount of a distribution in a form other than a nondecreasing annuity payable for a period of not less than the life of the Participant (or in the case of preretirement survivor annuity, the life of the surviving spouse), the present value of that distribution shall, subject to the limitations of Article 9, not be less than the present value of the Accrued Benefit payable at the later of normal retirement age or the age at actual retirement calculated using the Applicable Interest Rate and the Applicable Mortality Table as of the Annuity Starting Date.

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

(d) There shall be no change in a Participant's Accrued Benefit resulting solely from an Annuity Starting Date which falls after Normal Retirement Date, except as provided in section 6.03.

(e) Applicable Interest Rate for the Plan Year shall mean the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the September which precedes that Plan Year.

(f) Applicable Mortality Table means the 1983 GAM unisex table as specified in Rev. Rul. 95-6 or such other mortality table as shall subsequently be specified by the Commissioner of Internal Revenue.

     However, effective with distributions with Annuity Starting Dates on and after December 31, 2002, any reference in this section or in any other provision of the Plan to the mortality table prescribed in Revenue Ruling 95-6 shall be construed as a reference to the mortality table prescribed in Revenue Ruling 2001-62 for all purposes under the Plan.

(g) (1) The Actuarial Equivalent of a Participant's Accrued Benefit on and after the date of any amendment of the factors specified above, to the extent the benefit was accrued prior to the date of the change and is protected pursuant to the provisions of Code ss. 411(d)(6), shall be the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of the change as that figure would have been computed on the old basis as of the date of the change, and (2) the Actuarial Equivalent of the total Accrued Benefit computed on the basis currently in effect, except as otherwise provided in this subsection.

     (2) The provisions of paragraph (1) of this subsection shall not apply in any situation with regard to which the Secretary of the Treasury or his delegate indicates that the protections of Code ss. 411(d)(6) do not apply.

1.04       ADMINISTRATOR

The entity responsible for a particular administrative function pursuant to the provisions of article 15.

1.05       ALTERNATE SERVICE

Service as a general agent of National Life Insurance Company or as an agent of National Life Insurance Company if such service would count toward eligibility for the National Life Insurance Company Agents Pension Plan and Trust, or as an employee of a general agent of National Life Insurance Company if such service as an agency employee would count toward eligibility for the National Life Insurance Company Agency Employees Pension Plan, or service as an Employee for any period during which the individual is not classified as an Eligible Employee.

1.06       ANNUITY BENEFIT

A benefit, the amount of which is based on the formula specified in section 5.02 and the Participant's Average Compensation and Years of Participation. The Normal Form in which this benefit will be distributed is as equal monthly payments for the life of the Participant. All benefits accrued under the Plan prior to July 1, 2001 were accrued as an Annuity Benefit.

1.07       ANNUITY STARTING DATE

The first day of the first period for which an amount is paid as an annuity or in any other form. A given Annuity Starting Date shall only apply to the benefit being distributed. Amounts which are not part of that distribution, including amounts accrued after that Annuity Starting Date, shall have their own Annuity Starting Date(s).

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

1.08       BENEFICIARY

The person or persons to whom any benefits are payable under the provisions of the Plan after the death of the Participant.

1.09       CASH OUT BENEFIT

A Participant has a benefit which is subject to being cashed out on a nonelective basis if the present value of the Participant's Vested Accrued Benefit is not as of the date of distribution, more than $5,000 for distributions before March 28, 2005, and more than $1,000 for distributions on and after that date.

1.10       CODE

The Internal Revenue Code of 1986, as amended.

1.11       COMPENSATION

(a) "Average Compensation" means the average expressed in terms of a Participant's Plan Compensation determined for the 60 consecutive months during the ten Years of Participation immediately prior to the date of determination during which the Participant's Plan Compensation was the highest, or over the Participant's entire period of participation if he does not have 60 consecutive months of participation.

However, for a Participant who does not have 60 consecutive months of participation in his most recent period of employment, and who has a prior period of employment within ten years of his most recent period of employment, then the prior period is included to determine the average, with a deemed compensation while he was not an employee equal to the rate of monthly salary in effect in his last full month of prior employment.

In the case of a Class ON Participant who was receiving benefits under the National Life Insurance Company Long Term Disability Plan for Home Office Employees, and who will begin receiving benefits under this Plan without having returned to active employment with an Employer, "Average Compensation" shall be determined without regard to any period of time after the individual began receiving benefits under the National Life Insurance Company Long Term Disability Plan for Home Office Employees or the National Life Insurance Company Short Term Disability Plan for Home Office Employees.

(b) "Plan Compensation" means, for any calendar month, the sum of the following amounts with respect to a Participant: (1) base monthly salary from the Employers, (2) overtime payments, (3) any "eligible bonus payment", and (4) any elective deferral (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by an Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code section 125, 132(f), or 457.

For purposes of this subsection, an "eligible bonus payment" means: (1) any payment received under the National Life Group Annual Leadership Incentive Plan, under the National Life Group Gainsharing Plan, or under any comparable annual incentive compensation plan maintained by a business unit or subsidiary of the National Life Group, the payments under which are made at the same time as under the Annual Leadership Incentive Plan, and (2) any quarterly sales bonus paid to a Participant who is in an internal sales support function with respect to which quarterly production bonuses may be paid. Plan Compensation shall not include any other bonus payment.

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

Plan Compensation shall not include any honorarium, award payment, or amount paid solely because of separation from service.

(c) "Total Compensation" for a Participant who is a common law employee is determined under the rules applied to reporting on Form W-2, based on the compensation actually paid to the Participant in the compensation period. Such compensation includes wages within the meaning of Code ss. 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code ss.ss. 6041(d), 6051(a)(3), and 6052. Such compensation will be determined without regard to any rules under Code ss. 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss. 3401(a)(2)).

In addition, Total Compensation shall include any elective deferral (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code section 125, 132(f), or 457.

The compensation period for measuring a Participant's Total Compensation corresponds to the Plan Year with respect to which the compensation is being measured.

(d) Total Compensation and Plan Compensation shall be limited as described in this subsection. For Plan Years beginning after 1988 and prior to 1994, the annual compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d). For Plan Years beginning on and after January 1, 1994, the annual compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to the compensation period beginning in that calendar year. If the compensation period consists of fewer than 12 months, the above limit shall be multiplied by a fraction, the numerator of which is the number of months in the compensation period and the denominator of which is 12.

If compensation for any prior compensation period is taken into account in determining a Participant's benefits for the current Plan Year, the compensation for such prior compensation period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining benefits in Plan Years beginning after 1988, the annual compensation limit in effect for compensation periods beginning before that date is $200,000. In addition, in determining benefits in Plan Years beginning after 1993, the annual compensation limit in effect for compensation periods beginning before that date is $150,000.

1.12       COVERED COMPENSATION

The average (without indexing) of the Taxable Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. In determining a Participant's Covered Compensation for a Plan Year, the Taxable Wage Base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year for which the determination is being made. Prior to the beginning of the 35-year period, a Participant's Covered Compensation equals the Taxable Wage Base in effect as of the beginning of the Plan Year. After a Participant reaches Social Security Retirement Age, his Covered Compensation shall remain constant.

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

1.13       CREDITED INTEREST

Interest calculated for a Participants' Account Balances on a daily basis. The rate of interest is the amount which, on an annualized basis, would be equal to the Applicable Interest Rate.

1.14       DISTRIBUTABLE EVENT

An event which makes a Participant who has a Vested Accrued Benefit, or his Beneficiary, eligible to receive a distribution from the Plan at such time as the Plan provides that a distribution may be made. These events are: the Participant's termination from service (including Retirement), the death of the Participant, the determination that the Participant is Totally and Permanently Disabled, the Participant's having reached his Normal Retirement Date, the Participant having reached his Required Beginning Date, or the termination of the Plan. For purposes of the Plan, "termination from service" means termination of employment with all Employers in the National Life Group.

1.15       EARLY RETIREMENT DATE

The first day of the month on or after which the Participant attains age 55, or any earlier date otherwise specified in the Plan.

1.16       EMPLOYEE

Any common law or statutory employee of an Employer. The term "Employee" also includes any Leased Employee who is required by the provisions of Code ss. 414(n) or ss. 414(o) to be treated as an employee of an Employer.

(a) "Eligible Employee" means an Employee of a Participating Employer and who is in a category established by the Employer which the Employer has specified as eligible to receive the benefits of this Plan. This includes but is not limited to those classified by the Company as being in the "Regular with Benefits" and "Fixed Term with Benefits" categories. Leased employees and hourly employees are expressly excluded from the meaning of this term. Any individuals who have been reclassified as common law employees of the Employer to meet the requirements of the law but who originally appeared in the records of the Employer as independent contractors with respect to the Employer rather than as common law employees with respect to the Employer shall be considered to be in a category which is ineligible to receive the benefits of this Plan and thus not Eligible Employees for the period reflecting such treatment in the Employer's records.

1.17       EMPLOYER

"Employer" means National Life Insurance Company and any Associated Employer. Alternatively, as applicable where required by the context, the term "Employer" shall include, in the aggregate, all of the Participating Employers.

(a) "Associated Employer" means any employer which is a member of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades or businesses under common control under Code Section 414(c), of which National Life Insurance Company is also a member, as well as any employer required to be aggregated with National Life Insurance Company under the provisions of Code Section 414(o).

(b) "Participating Employer" means any Associated Employer which has adopted this Plan with the approval of National Life Insurance Company, and as of July 1, 2001 shall mean National Life Insurance Company, Insurance Investors Life Insurance Company, and Life Insurance Company of the Southwest.

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

1.18       ERISA

The Employee Retirement Income Security Act of 1974, as amended.

1.19       FORFEITURE

That portion of a Participant's Accrued Benefit that is not Vested. A Forfeiture occurs after a Participant has terminated from service on the earlier of:(a) the distribution or withdrawal of the Vested portion of a Participant's Accrued Benefit attributable to Employer contributions, (including a deemed distribution of this amount where the Participant has no Vested interest), or

(b) the last day of the Plan Year in which the Participant incurs five consecutive Break Years.

Forfeitures will be used to reduce Plan costs.

1.20       HIGHLY COMPENSATED EMPLOYEE

Any Employee who had Total Compensation from the Employer, measured over the calendar year preceding the Plan Year, in excess of the "HCE amount". The "HCE amount" is $80,000, as adjusted at the same time and in the same manner as the adjustments provided in Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

In addition, the term Highly Compensated Employee includes highly compensated former employees. A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for any Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. Whether an Employee was a highly compensated active employee for a determination year that ended on or after the Employee's 55th birthday, or that separation year, is based on the rules applicable to determining Highly Compensated Employee status in effect for that determination year.

1.21       LEASED EMPLOYEE

With respect to an Employer which is the recipient of services in connection with its trade or business, a "Leased Employee" is any person (other than a common law or statutory employee of the recipient) who pursuant to an agreement between the recipient and any other person (the "leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient.

Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

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

1.22       LEAVE OF ABSENCE

A period other than vacation or paid holidays during which, by reason of an Employer authorization, an individual is not actively at work with any Employer but still may be entitled to some or all of the privileges and benefits accorded Employees by the Employer. For purposes of this Plan, there are two types of Leaves of Absence. A "Covered Leave of Absence" includes authorized sick leave, both paid and unpaid; any leave of absence granted as part of an Employer's work force reduction program; leaves granted for jury duty and court appearances; leaves granted for annual, regularly scheduled field exercises with a reserve component of the U.S. armed services or with the National Guard; and other short term leaves for a family emergency or a death in the family. An "Excluded Leave of Absence" includes a leave granted for extended active service in the military; and any leave granted pursuant to an Employee's request made on a voluntary basis to take an unpaid leave of absence. A Leave of Absence for military service will retroactively be treated as a Covered Leave of Absence, however, upon the individual's return within the time limits established by law after his separation from such military service. Except in the situations specifically enumerated in this paragraph, the determination of whether an Employee is on a Covered or an Excluded Leave of Absence will be made in the sole discretion of the Company under rules uniformly applied to all Employees. Coverage under this Plan will continue during a Covered Leave of Absence but will terminate at the beginning of an Excluded Leave of Absence. During any such Leave of Absence the individual's salary rate shall, for the purposes of this Plan, be assumed to be that which the individual received immediately preceding such Leave of Absence.

1.23       NON-HIGHLY COMPENSATED EMPLOYEE

An Employee or former Employee who is not a Highly Compensated Employee.

1.24       NORMAL FORM

The form in which retirement benefits are stated under the Plan, and the form in which retirement benefits will be paid if no other requirements apply and no elections are made. The Normal Form for a retirement benefit in the form of an Annuity Benefit is as an annuity providing level monthly payments for the life of the Participant. The normal form for a retirement benefit in the form of an Account Balance is as a cash lump sum.

1.25       NORMAL RETIREMENT DATE

The first day of the month on or after which the Participant attains age 65, the normal retirement age under the Plan.

1.26       PARTICIPANT

An individual who is or may become eligible for Plan benefits. Participant status starts when the individual enters the Plan and continues as long as the individual has an interest in the Plan. There are two categories of Participants.

(a)   There are two categories of Participants.

     (1) "Active Participant" means a Participant who is an Eligible Employee and who is eligible for benefit accruals if Plan requirements are satisfied. Active Participant status begins upon entering or reentering the Plan and ends on the earliest date described in section 3.02.

     (2) "Inactive Participant" means an individual with an interest in the Plan who may no longer actively participate because of an event described in article 3.

(b)   There are two classes of Participants.

          National Life Group Pension Plan for Employees - 10 - 1/1/07

     (1) "Class ON" Participants are Participants who are Employees of National Life Insurance Company who, in their current period of employment, entered a "with benefits" classification before July 1, 2001.

     (2) "Class NN" Participants are Participants who are:

         (A) Employees of a Participating Employer who, in their current period of employment, entered a "with benefits" classification on or after July 1, 2001, and
         (B) Employees of Life Insurance Company of the Southwest whose employment began prior to July 1, 2001.

     However, a Participant who: (1) is listed in the records of the Employer as having been covered by the January 2004 Outsourcing Event, (2) is re-employed in a "with benefits" classification by the Employer on or before February 1, 2005, (3) was a Class ON Participant prior to that Event, and (3) makes an irrevocable written election to be treated as a Class ON Participant for purposes of all of the Employer's retirement plans upon the re-employment described in (2), shall be treated as a Class ON Participant for purposes of this subsection.

1.27       PLAN

The National Life Group Pension Plan for Employees.

1.28       PLAN YEAR

The 12 consecutive month period beginning each January 1.

1.29       PRE-RETIREMENT SURVIVOR ANNUITY

A pre-retirement death benefit payable to the surviving spouse of a Participant as a straight life annuity. The amount of this benefit is determined by what would have been payable based on the Participant's Vested Accrued Benefit under a Qualified Joint and Survivor Annuity.

If the Participant died after the Earliest Distribution Date, the benefit is based on the amount which would have been payable if the Participant had retired on the day before the date of death. If the Participant died before the Earliest Distribution Date, the benefit is based on the amount which would have been payable if the Participant had terminated from service on the date of death, had survived to the Earliest Distribution Date and retired with a Qualified Joint and Survivor Annuity on that date, and then died the next day.

1.30       QUALIFIED JOINT AND SURVIVOR ANNUITY

An annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is 100% of the amount payable during the joint lives of the Participant and Spouse and which is the Actuarial Equivalent of the Normal Form of benefit, or if greater, any optional form of benefit. If the Participant does not have a Spouse, then this term means an annuity for the life of the Participant.

1.31       RETIRE OR RETIREMENT

Termination from service (other than by reason of death) on or after the Participant's Early Retirement Date.

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1.32       SOCIAL SECURITY RETIREMENT AGE

Age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e. born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999 and before January 1, 2017 (i.e. born after December 31, 1937 but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e. born after December 31, 1954).

1.33       SPOUSE

The spouse of the Participant as of a given date, as determined under the laws of the United States (specifically including title 1, ss. 7 of the United States
Code) and to the extent consistent therewith under the laws of the State in which the Participant is a resident on that date, except that a former spouse of the Participant rather than the Participant's current Spouse will be treated as the Participant's "spouse" to the extent provided under a qualified domestic relations order as described in Code section 414(p).

1.34       TAXABLE WAGE BASE

With respect to any Plan Year, the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of that Plan Year.

1.35       TOTALLY AND PERMANENTLY DISABLED

A Participant is considered Totally and Permanently Disabled for purposes of this Plan:

(a) If the individual is also a participant in the National Life Group Long Term Disability Plan, for the period during which the Participant is considered to be totally and permanently disabled for purposes of that plan, and

(b) If the individual is not also a participant in the National Life Group Long Term Disability Plan, for the period the individual is determined by the Administrator to have a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment. The disability of a Participant shall be determined by the Administrator in his sole discretion based upon the opinion of a licensed physician chosen by him and/or upon any other factors demonstrating the existence or nonexistence of disability as the Administrator may deem appropriate. The Administrator may, in its discretion, accept as determinative of total and permanent disability: (1) the receipt by the Participant of Social Security disability payments, or (2) if the Participant is also covered by an insured long term disability plan, the determination of disability by the insurer. The Administrator may also, in its discretion, accept as determinative of whether or not such disability is permanent the continued existence of the disability for more than six months.

1.36       VEST OR VESTED

The portion of a Participant's Accrued Benefit which is nonforfeitable.

Regardless of any vesting schedule which would otherwise apply, an affected Participant shall be fully Vested in his or her Accrued Benefit upon the complete or partial termination of the Plan. Regardless of any vesting schedule which would otherwise apply, an individual who is an Active Participant upon death, becoming Totally and Permanently Disabled, or upon attaining Normal Retirement Age or reaching the Early Retirement Date, shall be fully Vested in his or her Accrued Benefit.

          National Life Group Pension Plan for Employees - 12 - 1/1/07

                              ARTICLE 2 - SERVICE

2.01       SERVICE-RELATED DEFINITIONS.

The following definitions shall apply for purposes of measuring Years of Service and Years of Participation. However, in measuring Years of Service (but not in measuring Years of Participation) for purposes of these definitions a period in Alternate Service shall be treated as a period of employment.

(a) "Break Year" means a portion of a Period of Severance which extends for a period of one year. Break Years are measured from the Severance From Service Date and from anniversaries of that date. For this purpose, partial years shall be disregarded, not aggregated.

(b) "Date of Absence" The date on which an "absence" begins. For this purpose an absence occurs when an individual is no longer performing services for the Company as an Employee and this cessation arises from a cause other than a Severance. Such causes shall include the individual's being laid off or going on an Excluded Leave of Absence.

(c) "Date of Severance" means the date on which a severance occurs. For this purpose a "Severance" occurs when the individual has ceased to be an Employee because of death, termination (including, subject to the rules of section 7.01, a termination arising from a Participant being determined to be Totally and Permanently Disabled) or Retirement and the individual is not on a Covered Leave of Absence.

     However, a date which otherwise meets the above criteria shall not be considered a Date of Severance:

     (i) if the individual has a Reemployment Commencement Date prior to the first anniversary of what would otherwise have been the Date of Severance and there has been no Date of Absence preceding what would otherwise have been the Date of Severance, or

     (ii) if there has been a Date of Absence prior to the first anniversary of what would otherwise have been the Date of Severance and the individual has a Reemployment Commencement Date prior to the first anniversary of that Date of Absence.

(d) "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

(e) "Period of Service" means the period or periods from the Employment Commencement Date and from each Reemployment Commencement Date to the respective Severance From Service Date.

(f) "Period of Severance" means the period from the Severance From Service Date to the Reemployment Commencement Date.

(g) "Reemployment Commencement Date" means the date on which an Employee first performs an Hour of Service after a Period of Severance.

(h) "Severance From Service Date" means the earlier of the Date of Severance or the first anniversary of the Date of Absence.

(i) "Years of Service" means the number of years in the Period of Service, except as otherwise provided in the service adjustment provisions of section 2.03.

(j) "Years of Participation" means the number of Years of Service during which an individual was an Active Participant, except as otherwise provided in the service adjustment provisions of section 2.03.

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

2.02       HOURS OF SERVICE

"Hour of Service" shall mean:

(a) Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to ss. 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

(c) Each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d) Hours of Service will be credited for employment with any Associated Employer. Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under Code ss. 414(n) or ss. 414(o).

(e) In the case of an individual who is absent from work for maternity or paternity reasons, the period from the first anniversary of the Date of Absence to the second anniversary of that date shall constitute neither a Period of Service nor a Period of Severance and the individual's Severance From Service Date shall be the second anniversary of the Date of Absence if the individual has not again been credited with an Hour of Service before that second anniversary occurs. For purposes of this subsection an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection of the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subsection shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break Year in that period, or (2) in all other cases, in the following computation period.

2.03       ADJUSTMENTS TO SERVICE CREDITING.

(a) Effect of a Break Year. If an Employee has an Hour of Service after having a Break Year:

     (1) Years of Service and, except as provided in (b) below, Years of Participation earned prior to the Break Year shall be recognized immediately upon the Employee's completion of an Hour of Service. The Employee shall reenter the Plan on the date that Hour of Service is credited.

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

     (2) However, if the Employee did not have a Vested interest in the Plan when he became an Inactive Participant and has had at least 5 consecutive Break Years, then prior Years of Service and Years of Participation shall not be recognized if the number of consecutive Break Years is equal to or greater than the Employee's prior Years of Service.

(b)   Effect of a Prior Distribution.

     (1) A Participant who received a distribution of the present value of his Vested Accrued Benefit upon separation from service will lose credit for those Years of Participation upon which the Accrued Benefit was based.

     (2) If the individual subsequently again becomes an Active Participant, he may regain credit for those Years of Participation by repaying the amount of the distribution. However, such a repayment may only be made in the period ending on the earlier of the date 5 years after the date the individual again becomes an Employee or the date the individual incurs 5 consecutive Break Years following the date of distribution.

     (3) For purposes of this Plan, a Participant who ceases to be an Employee and who is zero percent Vested will be deemed to have received a distribution of the entire present value of his Vested Accrued Benefit. If the individual subsequently again becomes an Employee within the repayment period described in section 2.03(b)(2) above, he will be deemed to have made the repayment described in that paragraph.

(c) Crediting Additional Years of Participation. Years of Participation shall include any period during which an individual was actively engaged as an Eligible Employee of an Employer or was on a Covered Leave of Absence and was at least 25 years old and was not an Active Participant solely because the eligibility criterion for plan participation required employees to have attained age 30. However, Years of Participation shall include neither any period during which an individual was actively engaged as an Eligible Employee of an Employer or was on a Covered Leave of Absence and was at least 21 years old and was not an Active Participant solely because the eligibility criterion for plan participation required employees to have attained age 25 nor any period during which an individual was actively engaged as an Eligible Employee of an Employer or was on a Covered Leave of Absence and was not an Active Participant solely because the eligibility criterion for plan participation required employees to have attained age 21.

(d)  There are certain exceptions to the general rules specified above:

     (1) Service credit with respect to qualified military service will be provided in accordance with Code ss.414(u) for reemployments on and after December 12, 1994.

     (2) Years of Service which were not required to be credited under or which could be disregarded under the provisions of prior law which were grandfathered when that prior law was amended shall be disregarded for purposes of this Plan.

                           ARTICLE 3 - PARTICIPATION

3.01       BECOMING AN ACTIVE PARTICIPANT.

Each Eligible Employee who is not already an Active Participant in the Plan shall become an Active Participant as of the day on which the individual is classified as an Eligible Employee.

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

3.02       TERMINATION OF ELIGIBILITY TO PARTICIPATE

An individual who is an Active Participant shall cease to be an Active Participant and shall be considered an Inactive Participant as of the earlier of the date the individual enters an Excluded Leave of Absence or ceases to be an Eligible Employee, whether by reason of termination from service, death, retirement, or reclassification.

An individual shall cease to be a Participant when the individual both ceases to be an Active Participant and has received a distribution of his or her entire Vested Accrued Benefit, or if earlier, upon death.

                     ARTICLE 4 - CONTRIBUTIONS TO THE PLAN

4.01       CONTRIBUTIONS BY THE EMPLOYER.

The Administrator and Employer in conjunction with the Enrolled Actuary shall annually determine the amount which is appropriate to provide the benefits under the Plan, determined by the application of accepted actuarial cost methods and assumptions.

Each Employer will annually contribute the amount which the Administrator has specified as necessary to fund the benefits provided by this Plan, which funds shall be used to purchase a group annuity contract issued by National Life Insurance Company. The insurer shall provide the Administrator with the fair market value of the assets in the group annuity contract as of the last day of each Plan Year, the Plan's "valuation date."

Forfeitures shall be used to reduce Employer contributions.

4.02       CONTRIBUTIONS BY PARTICIPANTS.

Contributions by Participants are neither required nor, in general, permitted. A Participant may make a contribution to the Plan to pay back a prior distribution, as described in section 5.05.

                          ARTICLE 5 - ACCRUED BENEFIT

5.01       IN GENERAL.

Any benefit to which a Participant or Beneficiary is entitled under this Plan will be based on the Participant's Vested Accrued Benefit, calculated as of the date of determination. A Participant's Accrued Benefit may consist of an Annuity Benefit as described in section 5.02, of an Account Balance Benefit as described in section 5.03, or of a combination of the two.

No decrease in a Participant's Accrued Benefit will be recognized after the Participant's Early Retirement Date for any reason other than a distribution. Except as permitted by law, a Participant's Accrued Benefit shall not decrease as a result of an amendment to this Plan.

5.02       ANNUITY BENEFIT.

(a) PARTICIPANTS EARNING AN ANNUITY BENEFIT. If an Active Participant is a class ON Participant, any accruals earned by that Participant shall be earned as an Annuity Benefit.

(b) DESCRIPTION OF ANNUITY BENEFIT. A Participant's accruals earned in the form of an Annuity Benefit are expressed in terms of the monthly retirement benefit payable for life to which the Participant would be entitled based on the Participant's Average Compensation as of the date of determination and the Years of Participation with which the Participant is credited as of the date of determination. If the Participant has not yet reached Normal Retirement Date, it is expressed as a benefit payable as of Normal Retirement Date. If the Participant has already reached his Normal Retirement Date, it is expressed as a benefit payable as of the first of the month coinciding with or following the date of determination.

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

     Whenever the payment of benefits attributable to an Annuity Benefit commences before the Normal Retirement Date and/or in other than in the Normal Form, the amount of that benefit will be the Actuarial Equivalent of the Annuity Benefit payable at Normal Retirement Date in the Normal Form. No adjustment will be made in the amount of an Annuity Benefit solely because it is paid later than the Normal Retirement Date, except for the adjustment described in section 6.03(a).

(c) FORMULA FOR ANNUITY BENEFIT. For each Year of Participation up to a maximum of 35 Years of Participation, 1.6% of Average Compensation up to the Participant's Covered Compensation, plus 2.25% of Average Compensation in excess of the Participant's Covered Compensation. For each Year of Participation over 35, 1.6% of the Participant's Average Compensation. The maximum Annuity Benefit which a Participant may accrue under this subsection is limited to 60% of Average Compensation.

(d) PRIOR FORMULA TRANSITION BENEFIT. The Plan also provides an additional Annuity Benefit for anyone who was an Active Participant on December 31, 1988 to reflect the change from the prior Plan formula to the formula in
     (c) above. This additional Annuity Benefit is equal to .3% of Average Compensation for each Year of Participation with which the Participant was credited as of December 31, 1988. However, the maximum additional Annuity Benefit calculated under this subsection shall not exceed 10% of Average Compensation.

5.03       ACCOUNT BALANCE BENEFIT.

(a) PARTICIPANTS EARNING AN ACCOUNT BALANCE BENEFIT. If an Active Participant is a class NN Participant, any accruals earned by that Participant shall be earned as an Account Balance Benefit.

(b) DESCRIPTION OF ACCOUNT BALANCE BENEFIT. A Participant's accruals earned in the form of an Account Balance Benefit are expressed in terms of a cash lump sum as of the date of determination.

(c) FORMULA FOR ACCOUNT BALANCE BENEFIT. For each Plan Year in which an individual is an Active Participant entitled to an Account Balance Benefit, the Participant's Account Balance shall be credited with a benefit equal to the sum of: (1) the sum of the Participant's monthly Plan Compensations for that Plan Year as of the date of determination up to fifty percent of the Taxable Wage Base for that Plan Year times the "applicable percentage" from column (2) of subsection (d) plus (2) the sum of the Participant's monthly Plan Compensations for that Plan Year as of the date of determination in excess of fifty percent of the Taxable Wage Base for that Plan Year times the "applicable percentage" from column (3) of subsection (d). For this purpose, the Plan Compensation taken into account for any Plan Year shall be limited to the compensation in those months during which the individual was an Active Participant.

(d) APPLICABLE PERCENTAGE. The applicable percentage for any Participant for any Plan Year shall be determined from the following table, based on the Participant's "points" as of the date of determination. A Participant's "points" equal the sum of the Participant's attained age as of the date of determination plus the number of the Participant's completed Years of Participation as of the date of determination.

                                 Percent Applied to         Percent Applied to
                                 Compensation Below         Compensation Above
        Points                      1/2 the TWB                1/2 the TWB

     Less than 30                      2.00%                       4.00%
          30 - 39                      2.75%                       5.50%
          40 - 49                      3.50%                       7.00%
          50 - 59                      4.50%                       9.00%
          60 - 69                      5.50%                      11.00%
          70 or more                   6.50%                      13.00%

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

(e) TRANSITION BENEFIT FOR LSW EMPLOYEES. For any individual who becomes an Active Participant as of July 1, 2001 and who is an Employee of Life Insurance Company of the Southwest on that date, the Account Balance Benefit for any Plan Year shall not be less than 3% of the sum of the Participant's monthly Plan Compensations for that Plan Year while the individual was an Active Participant. In addition, for purposes of determining the Account Balance Benefit for the Plan Year ending December 31, 2001 for any such Active Participant, $40,200 shall be substituted for the Taxable Wage Base.

(f) DEFERRED ANNUITY BENEFIT. If a class NN Participant has a deferred Annuity Benefit under this Plan from a period of prior participation, Compensation and Years of Participation earned as a class NN Participant will not be taken into account for purposes of determining the amount of that Annuity Benefit. All of such a Participant's Years of Participation determined under the regular Plan rules, including any such Years of Participation prior to July 1, 2001, will be recognized for determining the Participant's Points under subsection (d) above.

5.04       NO DUPLICATION OF BENEFITS ALREADY DISTRIBUTED.

(a) GENERAL RULE. If an individual who received a distribution upon termination from service again becomes an Active Participant, such renewed participation shall not result in duplication of benefits. Accordingly, if the distribution was on account of termination from service, if the distribution represented the Participant's entire Vested Accrued Benefit, and if the benefit was either a Cashout Benefit or it was a larger benefit which the Participant elected to receive, then the Years of Participation upon which that benefit was based will not be recognized upon the individual's reentry into the Plan, subject to the provisions of section 5.05 below.

Likewise, in any other case in which the Plan has made a distribution on account of a Participant, the Accrued Benefit to which the Participant is entitled shall be reduced by the Actuarial Equivalent value of the benefit payments distributed.

(b) SPECIAL RULE FOR ENHANCED SPECIAL EARLY RETIREMENT PROGRAM BENEFITS. If an individual who retired under a special early retirement window program which provided enhanced benefits under this Plan again becomes a Participant in the Plan, the regular rules of the Plan, including those of subsection (a) above, shall apply with two exceptions. First, no additional Accrued Benefit shall be credited to the Participant with regard to participation after his return until such time as the Accrued Benefit disregarded pursuant to this subsection equals the present value of the additional retirement benefit which the Participant received as a result of the special early retirement window program. Second, there will be no suspension of benefits under section 6.04 during the period of reemployment.

5.05       RESTORATION OF BENEFITS UPON PAYBACK.

A Participant who received a distribution of his Vested Accrued Benefit may have that entire Accrued Benefit (including all optional form of benefits and subsidies relating to such benefits) and credit for the service upon which it was based restored by repaying the amount of the distribution. Such repayment must be made before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer or the date the Participant incurs 5 consecutive Break Years following the date of distribution.

If an Employee is deemed to receive a distribution pursuant to section 7.02(c), and the Employee resumes covered employment under this Plan before the date the Participant incurs 5 consecutive Break Years, upon the reemployment of such Employee, the Employer-derived Accrued Benefit will be restored to the amount of such Accrued Benefit on the date of the deemed distribution.

          National Life Group Pension Plan for Employees - 18 - 1/1/07

                        ARTICLE 6 - RETIREMENT BENEFITS

6.01       OVERVIEW OF BENEFITS.

(a) IN GENERAL. Every Participant is entitled to receive his Vested Accrued Benefit on or after the Earliest Distribution Date which coincides with or follows a Distributable Event if he is still alive on the Annuity Starting Date. The Participant's Beneficiary shall be entitled to receive the Plan death benefit if the Participant dies before the Annuity Starting Date.

(b) ASPECT OF BENEFITS TO WHICH THE FOLLOWING ARTICLES APPLY. The provisions of this article and article 7 describe the general rule on how the amount of a Participant's Plan benefits are to be determined. The provisions of article 8 provide special rules on benefits if the Plan should ever become top heavy. The provisions of article 9 provide rules for limitations on these benefits. The provisions of articles 10 -13 describe the timing of the distribution of Plan benefits and the rules about the form in which distributions will be made.

6.02       RETIREMENT BENEFITS.

(a) RETIREMENT DATE. A Participant shall become fully Vested in his Accrued Benefit if he is an Employee on his Early Retirement Date.

A Participant's reaching his Early Retirement Date is not a Distributable Event in and of itself, but the combination of a Participant's having reached his Early Retirement Date and his having terminated from service is a Distributable Event and the Earliest Distribution Date as to a Participant's retirement benefits.

(b) AMOUNT OF RETIREMENT BENEFIT. A Participant's retirement benefit will be his Vested Accrued Benefit, or if larger, the largest benefit payable in the Normal Form that would have been payable at any time on or after the Early Retirement Date to the Participant upon separation from service at or prior to Normal Retirement Age.

6.03       ADJUSTMENT TO RETIREMENT BENEFITS.

A Participant whose Annuity Starting Date coincides with or follows his Normal Retirement Date shall be entitled to receive his Accrued Benefit, subject to any limitations contained in the Plan.

(a) ANNUITY STARTING DATE LATER THAN NORMAL RETIREMENT DATE. In general, there will be no actuarial adjustment for an Annuity Starting Date which is later than the Participant's Normal Retirement Date. However, if a Participant continues employment beyond the April 1 following the year in which he attains age 70 1/2, he shall be entitled to an actuarial increase in the Accrued Benefit determined under regular provisions of the Plan for the period from that date to the date of the distribution of his benefits. This actuarial increase shall be based on the factors specified in section 1.03(a) used to determine an Actuarial Equivalent benefit.

(b) ANNUITY STARTING DATE EARLIER THAN NORMAL RETIREMENT DATE - ACCOUNT BALANCE BENEFIT. There is no actuarial adjustment to an Account Balance Benefit solely because the Annuity Starting Date as to that benefit occurs prior to Normal Retirement Date.

(c) ANNUITY STARTING DATE EARLIER THAN NORMAL RETIREMENT DATE - ANNUITY BENEFIT. Except as provided in (d), if the Annuity Starting Date as to an Annuity Benefit precedes the Participant's Normal Retirement Date, the Accrued Benefit will be adjusted to be the Actuarial Equivalent of the benefit payable at Normal Retirement Date.

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

(d) SPECIAL EARLY RETIREMENT SUPPLEMENT FOR ANNUITY BENEFIT. The rules of this subsection apply to a Participant whose Annuity Starting Date precedes his Normal Retirement Date and who has met the specified criteria, as to his Annuity Benefits, if any.

     If the Annuity Starting Date is on or after the Participant's 55th birthday, and the Participant terminates from service as an Employee on or after age 55 and is credited with at least 20 Years of Service for vesting purposes, then if it would produce a larger amount than that described in
     (c), the Participant's Accrued Benefit shall instead be adjusted by multiplying it by a percentage equal to the sum of the Participant's attained age, expressed in whole years, and his Years of Service for vesting purposes, rounded down to the nearest whole year. In no event may this percentage exceed 100%.

     For purposes of this subsection, Years of Service shall be calculated without regard to any period of Alternate Service during which the individual was not an Employee and without regard to any Years of Service credited for a period while the individual was receiving benefits under the National Life Insurance Company Long Term Disability Plan for Home Office Employees.

6.04       SUSPENSION OF BENEFITS

This section provides rules which apply where a Participant who has begun to receive payment of retirement benefits under the Plan again becomes an Active Participant, and where a Participant continues employment beyond his Normal Retirement Date.

(a) RESUMPTION OF ACTIVE PARTICIPANT STATUS BEFORE 65. If a Participant in pay status once again becomes an Active Participant prior to his Normal Retirement Date, periodic payment of his Accrued Benefit shall cease, and any elections made with respect to the form of benefit payments shall become void. The Participant shall be treated for all purposes as a reemployed former Participant.

(b) RESUMPTION OF ACTIVE PARTICIPANT STATUS AFTER 65. If an Inactive Participant who is receiving benefit payments again becomes an Active Participant on or after his Normal Retirement Date, the payment of that portion of the monthly pension of such individual which reflects his Accrued Benefit attributable to Company contributions shall be suspended in any calendar month in which he has at least 40 Hours of Service.

     If any payments which should have been suspended pursuant to the preceding paragraph are in fact paid out, then an equivalent amount shall be deducted from future payments to be made to the Inactive Participant or his beneficiary. After the first month in which such payments are resumed, such deductions shall not exceed 25% of the payments to be made in any month.

     Pension payments shall again be payable as of the first day of the first month in which the individual ceases to be an Active Participant. Except to the extent restricted by the operation of the joint and survivor annuity rules of article 12, the individual's subsequent retirement shall be treated as a new Annuity Starting Date, giving the individual the opportunity to change his election with regard to the form of benefit payments.

(c) CONTINUATION OF ACTIVE PARTICIPANT STATUS AFTER 65. An individual who continues Active Participant status after attaining age 65 will be subject to benefit suspension under the rules described in (b) above. Should the individual fail to be credited with at least 40 Hours of Service in a month while he is still an Active Participant, he shall be considered to have Retired for purposes of Article 11, which regulates the timing of benefit distributions, but shall continue to be eligible for continued accruals as an Active Participant.

          National Life Group Pension Plan for Employees - 20 - 1/1/07

                           ARTICLE 7 - OTHER BENEFITS

7.01       DISABILITY BENEFITS.

(a) ACTIVE PARTICIPANTS. An Active Participant whom the Administrator determines to be Totally and Permanently Disabled shall be 100% vested in his Accrued Benefit.

The determination that an Active Participant who is a class NN Participant is Totally and Permanently Disabled creates a Distributable Event and the Participant shall be considered to have reached his Earliest Distribution Date as of the date of that determination.

A special rule applies to a Participant who is a class ON Participant who is receiving benefits under the National Life Insurance Company Long Term Disability Plan for Home Office Employees. Although for other employment purposes that individual is considered to have terminated from service, for purposes of this Plan while benefits under that Long Term Disability Plan continue to be paid that individual shall be deemed to have the same rights and be in the same situation as an Employee in an ineligible classification except that the individual shall continue to be credited with Years of Participation. Upon the cessation of benefits under that Long Term Disability Plan, for purposes of this Plan the class ON Participant shall be treated as a Participant who has terminated from service. Upon this deemed termination of service the individual shall be considered to have had a Distributable Event and have reached his Earliest Distribution Date.

(b) INACTIVE PARTICIPANTS. An Inactive Participant who becomes totally disabled shall be considered to have incurred a Distributable Event and to have reached his Earliest Distribution Date if he has not already done so. For purposes of this subsection, an Inactive Participant shall be considered to have become totally disabled only if the Participant has been determined by the Social Security Administration to be eligible for Social Security disability benefits based on his condition and provides proof to the Administrator of continuing eligibility for those benefits at the time he claims his Plan benefit.

7.02       BENEFITS UPON TERMINATION OF SERVICE.

(a) In General. A Participant who ceases to be an Employee for a reason other than death, Retirement, or having been determined to be Totally and Permanently Disabled shall be Vested in his Accrued Benefit pursuant to the provisions of this section. Except for situations where the Plan provides for faster vesting, a Participant who has fewer than five Years of Service shall be 0% Vested in his Accrued Benefit and a Participant who has five or more Years of Service shall be 100% Vested in his Accrued Benefit.

(b) Special Top Heavy Vesting. If the Plan is or becomes Top Heavy, a Participant's nonforfeitable right to his Accrued Benefit shall be no less than 20% after two Years of Service, with this percentage increasing by 20% for each additional Year of Service so that a Participant has a 100% right after six or more Years of Service. Further, no reduction in Vested benefits may occur in the event the Plan's status as Top Heavy changes for any Plan Year. However, this subsection does not apply to the benefit of any Employee who does not have an Hour of Service after the Plan has initially become Top Heavy and such Employee's benefit will be determined without regard to this subsection.

(c) Termination from service is considered a Distributable Event. If upon termination the Participant's Vested interest is no more than a Cash Out Benefit, then the value of that interest will be distributed to him within a reasonable time after the termination occurred. If a Participant would have received a distribution under the preceding but for the fact that the Participant's Vested interest exceeded the dollar amount of the Cash Out Benefit when the individual terminated service and if at a later time such interest is reduced such that it is not greater than the dollar amount of the Cash Out

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

Benefit, the individual will then receive a distribution of such interest. For purposes of this subsection, if the value of the Participant's Vested interest is zero, the Participant shall be deemed to have received a distribution of that Vested interest upon termination.

The Participant's interest in the Plan will be subject to the distribution rules of articles 10 - 13.

Upon distribution, any nonvested portion of the Participant's interest will be treated as a Forfeiture pursuant to the rules of article 1.

(d) EARLIEST DISTRIBUTION DATE. The Earliest Distribution Date for a termination benefit is:

     (1) for an Account Balance Benefit, the date of termination of service,

     (2) for an Annuity Benefit which is not more than a Cashout Benefit, the date of termination of service,

     (3) for an Annuity Benefit, the present value of which is not more than $10,000 and for which the Participant has made an effective election to receive the benefit as a cash lump sum, the date of termination of service, and

     (4) for any other Annuity Benefit, the later of the date of termination and the Participant's Early Retirement Date.

7.03       DEATH BENEFITS.

(a) Death Benefit Prior to the Annuity Starting Date. A Participant's preretirement death benefit under the Plan is the value of the Participant's Vested Accrued Benefit. The death of a Participant constitutes a Distributable Event and the date of death is the Earliest Distribution Date as to this benefit.

If an Active Participant dies, his Accrued Benefit will automatically become 100% Vested.

The total death benefit payable under the Plan where the Participant dies prior to the Annuity Starting Date is the amount described in this subsection. The "Regular Death Benefit" is the excess, if any, of the total death benefit over any Pre-retirement Survivor Annuity payable to the surviving Spouse on behalf of the Participant. However, if the Participant and Spouse waive the Pre-retirement Survivor Annuity as described in article 12, or if the Participant does not have a Spouse, then the Regular Death Benefit is the total Plan death benefit.

The Regular Death Benefit shall be payable to the Beneficiary designated by the Participant. Pursuant to rules established by the Administrator and to the extent permitted by law, the Beneficiary may instead elect to have the Regular Death Benefit transferred to an IRA established under rules comparable to those for an "inherited IRA".

(b) Death Benefit After the Annuity Starting Date. Upon the death of a Participant after the Annuity Starting Date, his Beneficiary shall be entitled to whatever death benefit may be available under the settlement arrangements pursuant to which the Participant's benefit is made payable.

(c) Proof of Death. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

          National Life Group Pension Plan for Employees - 22 - 1/1/07

(d) Beneficiary of the Death Benefit. The designation of a Beneficiary shall be made in a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. In the event no valid designation of a Beneficiary who has survived the Participant exists at the time of the Participant's death, the death benefit shall be payable to the Participant's surviving Spouse, if any, and otherwise to the Participant's estate.

In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act, if permitted by the laws of the state in which said Beneficiary resides. Such a payment shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

                     ARTICLE 8 - TOP HEAVY MINIMUM BENEFITS

8.01       TOP HEAVY BENEFIT.

Notwithstanding any other provision of the Plan to the contrary, for any Top Heavy Plan Year, the following minimum Accrued Benefit shall be provided for each Employee who is eligible for a Top Heavy benefit pursuant to the rules of this section and whose Accrued Benefit is less than the amount indicated below.

The minimum Accrued Benefit at any point in time must equal at least the product of one-twelfth of the Employee's "average compensation" for the five consecutive years when such Employee had the highest aggregate Total Compensation (as defined in article 1) from the Employer and any Associated Employer and two percent for each Top Heavy Plan Year in which the Participant had a Year of Participation, up to ten. The minimum accrual is determined without regard to any Social Security contribution. The aggregate compensation for the compensation measuring periods during such five-year period with respect to which the Participant was credited with a Year of Service will be divided by the number of years in order to determine average compensation for this purpose. For purposes of this section, the minimum benefit is a benefit payable annually in the form of a single life annuity (with no ancillary benefits) at the Normal Retirement Age under the Plan. If the Normal Form as to a Participant is other than a single life annuity, the Participant must receive an Accrued Benefit which is the Actuarial Equivalent of the minimum single life annuity benefit. If the benefit commences at a date other than at Normal Retirement Age, the Participant must receive at least an amount which is the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.

8.02       RECIPIENTS OF TOP HEAVY BENEFIT.

For any Top Heavy Plan Year, the minimum benefits set forth above shall accrue to each Non-Key Employee who has completed a Year of Participation, including those Employees who have accrued no benefit or who would have completed a Year of Participation but have been excluded from participation because (1) such Employee's Compensation is less than a stated amount, or (2) such Employee declined to make mandatory contributions (if any) to the Plan or (3) such Employee is not employed on the last day of the accrual period, or (4) such Employee has his Accrued Benefit reduced in any way because of integration with Social Security. Such required Accrued Benefit (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

          National Life Group Pension Plan for Employees - 23 - 1/1/07

8.03       TOP HEAVY DEFINITIONS.

(a) "Key Employee" means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50 percent of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a l-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Total Compensation as limited by Code ss. 401(a)(17). The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

         While the preceding paragraph provides a general description of who is a Key Employee, the actual determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

(b) "Non-Key Employee" means an Employee or former Employee who is not a Key Employee.

(c) "Top Heavy" For any Plan Year beginning after December 31, 1983, this Plan is Top Heavy if any of the following conditions exists:

         (1) If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

         (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

         (3) If this plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

(d) "Super Top Heavy" For any Plan Year beginning after December 31, 1983, this Plan is Super Top Heavy if the criteria in (c) above would have been met if 90% had been substituted for 60%.

(e)   Top-heavy ratio:

         (1) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plan (including any Simplified Employee Pension Plan) which during the 5-year period ending on the determination date(s) has or has had account balances, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the determination date(s) (including any part of any accrued benefit distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all present value of accrued benefits (including any part of any accrued benefit distributed to a Key Employee in the 5-year period ending on the determination date(s)), both computed in accordance with section 416 of the Code and the regulations thereunder.

         (2) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any Simplified Employee Pension Plan) which during the 5-year period ending on the determination date(s) has or has had any account balances, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the determination date(s), and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with (1) above, and the denominator of which is the sum of the

          National Life Group Pension Plan for Employees - 24 - 1/1/07 account balances under the aggregated defined contribution plan or plans as of the determination date(s) for all Participants and the present value of accrued benefits under the defined benefit plan or plans, determined in accordance with
(1) above, for all Participants, all determined in accordance with section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an account balance made in the five-year period ending on the determination date.

         (3) For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(f) Permissible aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(g) Required aggregation group: (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(h) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(i) Present Value: The current lump sum value of a benefit based on the interest and mortality factors specified in section 1.03(a).

                      ARTICLE 9 - LIMITATIONS ON BENEFITS

9.01       OVERVIEW OF ARTICLE 9.

This article provides for the limitations on benefits of Code section 415.

          National Life Group Pension Plan for Employees - 25 - 1/1/07

9.02       GENERAL LIMITATION.

The annual benefit otherwise payable to a Participant at any time will not exceed the Maximum Permissible Amount. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an annual benefit in excess of the Maximum Permissible Amount, the rate of accrual will be reduced so that the annual benefit will equal the Maximum Permissible Amount.

9.03       GRANDFATHER OF PRIOR ACCRUALS.

In the case of an individual who was a participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1986, the application of the limitations of this article shall not cause the Maximum Permissible Amount for such individual under all such defined benefit plans to be less than the individual's Tax Reform Act of 1986 (TRA '86) Accrued Benefit. The preceding sentence applies only if such defined benefit plans met the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

9.04       DEFINITIONS

For purposes of this article, the following terms shall be defined as follows. Except where the same term is defined otherwise elsewhere in the Plan, these definitions shall also apply generally for purposes of the Plan as a whole.

(a) Annual Benefit means, a retirement benefit under the Plan which is payable annually in the form of a straight life annuity. Except as provided below, if a benefit is payable in a form other than a straight life annuity, it will be adjusted to an actuarially equivalent straight life annuity before applying the limitations of this article.

The actuarially equivalent straight life annuity is equal to the greater of the annuity benefit computed using (1) the factors specified for determining an Actuarial Equivalent in the same form, and (2) five percent interest and the Applicable Mortality Table. However, in determining the actuarially equivalent straight life annuity for a benefit form other than a nondecreasing annuity payable for a period of not less than the life of the Participant (or, in the case of a Pre-retirement Survivor Annuity, the life of the surviving Spouse), or decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the annual benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements of qualified disability payments (as defined in Code ss. 401(a)(11), the Applicable Interest Rate will be substituted for the five percent interest rate in the preceding sentence.

However, for purposes of the preceding paragraph, for the Plan Years beginning in 2004 and 2005, an interest rate of 5.5% shall be used in place of the Applicable Interest Rate, where that term is specifically referenced in the second sentence. In applying this paragraph with respect to a Participant or Beneficiary with an Annuity Starting Date after December 31, 2003 and before January 1, 2005, the Annual Benefit as determined shall not be reduced, solely by reason of the operation of this paragraph, to an amount less than it would have been if the calculation had instead used the Applicable Interest Rate in effect under the Plan terms on December 31, 2003.

The Annual Benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (A) the value of a Qualified Joint and Survivor Annuity, (B) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (C) the value of post-retirement cost-of-living increases made in accordance with Code section 415(d) and section 1.415-3(c)(2)(iii) of the federal income tax Regulations.

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

(b) Compensation, for purposes of this article, for a Participant who is a common law employee is determined under the rules applied to reporting on Form W-2. Such compensation includes wages within the meaning of Code ss. 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code ss.ss. 6041(d), 6051(a)(3), and 6052. Such compensation will be determined without regard to any rules under Code ss. 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss. 3401(a)(2)). For any Self-Employed Individual, Compensation will mean Earned Income.

In addition, Compensation shall include any elective deferral (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Code section 125, 132(f), or 457.

For purposes of applying the limitations of this article, compensation for any Limitation Year is the compensation actually paid or includible in gross income during such year, or which would have been paid or includible but for the deferral described in the preceding paragraph.

(c) Defined Benefit Dollar Limit is $90,000. Effective on January 1, 1988, and each January thereafter, the $90,000 limitation above will be automatically adjusted by multiplying such limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code section 415(d) in such manner as the Secretary shall prescribe. The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment.

(d) Employer means, for purposes of this article, the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code
Section 414(b), as modified by Code Section 415(h)), commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

(e) Highest Average Compensation means, the average Compensation for the three consecutive periods used for measuring compensation for purposes of determining plan benefits for the individual and which produce the highest average.

(f)   Limitation Year means the calendar year.

(g) Maximum Permissible Amount means, the lesser of the defined benefit dollar limitation (the Defined Benefit Dollar Limit as adjusted pursuant to the provisions of this subsection, as applicable) or 100 percent of the Participant's Highest Average Compensation (as adjusted pursuant to the provisions of this subsection, as applicable).

     (1) If the Participant has less than 10 years of participation in the Plan, the Defined Benefit Dollar Limit will be multiplied by a fraction (i) the numerator of which is the number of years (or part thereof) of participation in the Plan, and (ii) the denominator of which is ten. If the Participant has less than ten years of service with the Employer, the compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Employer, and the denominator of which is ten.

     (2) If the annual benefit of the Participant commences before the Participant's Social Security Retirement Age, but on or after age 62, the defined benefit dollar limitation as reduced in (1) above, if necessary, shall be determined as follows:

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

               (A) if a participant's social security retirement age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each month by which benefits begin before the month in which the participant attains age 65.

               (B) if a participant's social security retirement age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each of the first 36 month and by 5/12 of one percent for each of the additional months (up to 24 months) by which benefits begin before the month of the participant's social security retirement age.

     (3) If the annual benefit of a participant commences before age 62, the defined benefit dollar limitation shall be an annual benefit that is the actuarial equivalent of the defined benefit dollar limitation for age 62, as determined above, reduced for each month by which benefits commence before the month in which the participant attains age 62. The defined benefit dollar limitation beginning prior to age 62 shall be determined as the lesser of the equivalent annual benefit computed using the factors specified for determining an Actuarial Equivalent and the equivalent annual benefit computed using five percent interest and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

     (4) If the annual benefit of a Participant begins after the Participant's social security retirement age, the defined benefit dollar limitation as reduced in (1) above, if necessary, shall be increased so that it is the actuarial equivalent of an annual benefit of such dollar limit beginning at the participant's social security retirement age. The equivalent annual benefit beginning after social security retirement age shall be determined as the lesser of the equivalent annual benefit computed using the factors specified for determining an Actuarial Equivalent and the equivalent annual benefit computed using five percent interest and the Applicable Mortality Table. However, no mortality decrement shall be used in making this determination.

     (5) However, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the defined benefit dollar limitation if (i) the annual benefit payable to a Participant under this Plan and under all other defined benefit plans (regardless of whether terminated) ever maintained by the Employer is not more than $1,000 multiplied by the Participant's number of years of service or parts thereof (not to exceed 10) with the Employer, and (ii) the Employer has not at any time maintained a defined contribution plan, a welfare benefit fund, as defined in Code section 419(e), or an individual medical account, as defined in Code section 415(l)(2) in which such Participant participated.

     (6) For purposes of determining the Maximum Permissible Amount, increases in the Defined Benefit Dollar Limit shall continue to be recognized even after a Participant terminates from service. A Participant whose benefit has been limited under the provisions of this section shall be entitled to an increased benefit as the limits increase, up to the annual benefit which the Plan would otherwise have provided. The figure representing 100% of the Participant's Highest Average Compensation shall be increased annually with respect to any Participant who has terminated from service in the proportion which the Defined Benefit Dollar Limit in the applicable Limitation Year bears to the Defined Benefit Dollar Limit in the Limitation Year in which the Participant terminated from service.

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(h) TRA '86 Accrued Benefit means a Participant's Accrued Benefit under the
Plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code ss. 415(b)(2). In determining the amount of a Participant's TRA '86 Accrued Benefit, the following shall be disregarded: (1) any change in the terms and conditions of the Plan after May 5, 1986, and (2) any cost of living adjustments occurring after May 5, 1986.

(i) Year of Participation. For purposes of this article, a Participant shall be credited with a year of participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met:
(1) the Participant is credited with al least the number of Hours of Service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled with the meaning of Code ss. 415(c)(3)(C)(i) for an accrual computation period shall receive a year of participation with respect to that period. In addition, for a participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one year of participation be credited for any twelve month period.

                       ARTICLE 10 - FORM OF DISTRIBUTIONS

10.01      OVERVIEW OF ARTICLES 10 - 13.

Articles 10 - 13 provide the Plan's rules on distribution of benefits. Article 10 describes the rules for the form in which distributions will be made. Article 11 describes the rules for the timing of distributions. Article 12 describes the special rules on the election to take a distribution before the Nonelective Beginning Date and on the election to waive the Pre-retirement Survivor Annuity and the Qualified Joint and Survivor Annuity. Article 13 describes the special rules for minimum required distributions.

A Participant who has a Vested Accrued Benefit, the present value of which is more than $5,000 and who is alive on the Annuity Starting Date shall have the right to have his Plan benefit distributed to him as a Qualified Joint and Survivor Annuity on the Normal Beginning Date, and if he is not alive on the Annuity Starting Date and is survived by a Spouse, to have a pre-retirement death benefit distributed to his surviving Spouse as a Pre-retirement Survivor Annuity on the Normal Beginning Date.

The provisions of this article on the form in which distributions may be taken are subject to any applicable rules under section 16.04 which are designed to prevent discrimination in the event of early Plan termination.

10.02      FORM OF PAYMENTS BEGINNING WHILE PARTICIPANT IS ALIVE.

If the Participant is alive on the Annuity Starting Date:

(a) If the present value of the Participant's Vested Accrued Benefit is not more than $5,000, the distribution shall be made in a lump sum; and

(b) Otherwise, unless the waiver described in article 12 is in effect, any distribution will be in the form of a Qualified Joint and Survivor Annuity; and

(c) To the extent neither (a) nor (b) apply, the form of distribution shall be made in accordance with the optional form elected by the Participant pursuant to the provisions of section 10.03. To be effective, any election under this section must be in writing, must be delivered to the Administrator, and must meet any other requirements which the Administrator has made uniformly applicable to such elections. To be effective, any such election must satisfy the minimum distribution rules described in article 13.

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(d) Or, if neither (a) nor (b) apply and no effective election is made by the
Participant under subsection (c), the distribution will be made in the Normal Form, EXCEPT THAT, if the benefit being distributed is an Annuity Benefit and neither (a), (b), nor (c) apply, then, the distribution will be made as a cash lump sum if (1) the Annuity Starting Date is prior to the Participant's Early Retirement Date and the present value of the Participant's Vested Accrued Benefit is not more than $10,000, or (2) if the Annuity Starting Date is on or after the Participant's Early Retirement Date and the present value of the Participant's Vested Accrued Benefit is not more than $25,000.

10.03 OPTIONAL FORMS OF BENEFIT PAYMENTS BEGINNING WHILE THE PARTICIPANT IS
ALIVE.

(a) ANNUITY BENEFIT. The rules of this subsection apply with respect to an Accrued Benefit in the form of an Annuity Benefit, if an election is made under section 10.02(c) to receive the Accrued Benefit in an optional form of payment. Subject to rules established by the Administrator and the minimum distribution rules of article 13, the Participant may elect to receive this Accrued Benefit in the form of level monthly payments:

     (1) for the life of the Participant,

     (2) for the life of the Participant with either 60 or 120 monthly payments guaranteed,

     (3) for the joint lives of the Participant and a second annuitant with payments at 100% of the periodic amount as long as the Participant is alive, and payments at either 100% or 66 2/3% or 50% of that amount for the life of the second annuitant if the second annuitant survives the Participant,

     (4) for the joint lives of the Participant and a second annuitant with payments at 100% of the periodic amount as long as they both are alive, and payments for the life of the survivor at either 100% or 66 2/3% or 50% of that amount upon the death of the first to die, and/or

     (5) as described in (3) or (4) above, except that monthly payments at the 100% level for 120 months are guaranteed to be paid even if the Participant or joint annuitant or both annuitants, as applicable, dies before the end of the guarantee period.

In addition, a Participant may elect to receive his distribution in the form of a cash lump sum if (1) the Annuity Starting Date is prior to the Participant's Early Retirement Date and the present value of the Participant's Vested Accrued Benefit is not more than $10,000, or (2) if the Annuity Starting Date is on or after the Participant's Early Retirement Date and the present value of the Participant's Vested Accrued Benefit is not more than $25,000.

(b) ACCOUNT BALANCE. The rules of this subsection apply with respect to an Accrued Benefit in the form of an Account Balance Benefit, if an election is made under section 10.02(c) to receive the Accrued Benefit in an optional form of payment. Subject to rules established by the Administrator and the minimum distribution rules of article 13, the Participant may elect to receive this Accrued Benefit in the form of:

     (1) a cash lump sum,

     (2) level monthly payments for the life of the Participant, or

     (3) level monthly payments for the joint lives of the Participant and a second annuitant with payments at 100% of the periodic amount as long as the Participant is alive, and payments at 100% of that amount for the life of the second annuitant if the second annuitant survives the Participant.

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10.04      PAYMENTS BEGINNING AFTER THE PARTICIPANT'S DEATH.

If the Participant is not alive on the Annuity Starting Date:

(a) If the present value of the Participant's Vested Accrued Benefit is not more than $5,000, the distribution shall be made in a lump sum; and

(b) Otherwise, if the waiver described in article 12 is not in effect, the Participant's surviving Spouse, if any, will receive a Pre-retirement Survivor Annuity; and

(c) To the extent neither (a) nor (b) apply, the form of distribution shall be made in accordance with the optional form elected pursuant to the provisions of section 10.05. This election may be made by the Participant. In addition, this election may be made by a Beneficiary with respect to the benefit payable to the Beneficiary, except to the extent the Participant denies the Beneficiary the right to make that election. To be effective, any election under this section must be in writing, must be delivered to the Administrator, and must meet any other requirements which the Administrator has made uniformly applicable to such elections. To be effective, any such election must satisfy the minimum distribution rules described in article 13.

(d) Or, if neither (a) nor (b) apply and no effective election is made under
(c), the distribution will be made as a cash lump sum.

10.05 OPTIONAL FORMS OF BENEFIT PAYMENTS BEGINNING AFTER THE PARTICIPANT'S
DEATH.

The rules of this section apply with respect to an Accrued Benefit if an election is made under section 10.04(c) to have the Plan's Regular Death Benefit distributed in an optional form. Subject to rules established by the Administrator and the minimum distribution rules of article 13, the Participant or Beneficiary, as applicable, may elect to have the Accrued Benefit distributed in the form of:

     (1)   a cash lump sum, or

     (2)   level monthly payments for the life of the Beneficiary.

10.06      DIRECT ROLLOVERS.

(a) IN GENERAL. A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

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

(c) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
     Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(d) DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(e) DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                       ARTICLE 11 - TIME OF DISTRIBUTION

11.01      IN GENERAL.

This article contains rules on the beginning date for distributions from this Plan. In general,

(a) Distributions must begin no later than the Required Beginning Date, and

(b) Distributions of other than a Cash Out Benefit or a Regular Death Benefit may not be made before the Nonelective Beginning Date unless an affirmative election can be, and is made, for an earlier distribution date, and

(c) Distributions will be made on the Normal Beginning Date unless the Participant or Beneficiary elects otherwise.

11.02      REQUIRED BEGINNING DATE

Distributions under the Plan to the Participant will begin no later than the Required Beginning Date. If the Participant is not alive on the Annuity Starting Date, distributions to the Beneficiary will begin by the earlier of the Required Beginning Date or the date specified in article 12. The Required Beginning Date is determined according to the provisions of article 13.

11.03      NONELECTIVE BEGINNING DATE.

The Nonelective Beginning Date is the Participant's Normal Retirement Date (determined as though the Participant were still alive if he has previously died).

Except as noted below, with respect to a benefit other than a Cash Out Benefit, a Participant, or surviving Spouse with a Pre-Retirement Survivor Annuity, has the right not to receive a distribution before the Nonelective Beginning Date. They may elect to waive this right under the rules of article 12 in order to receive a distribution before that date, where the Plan provisions permit an earlier distribution. If the distribution is in the form of a Qualified Joint and Survivor Annuity, this waiver election requirement may be met without regard to the normal spousal consent requirements of article 12.

However, the Nonelective Beginning Date restriction shall not apply with regard to any pre-retirement death benefit other than a Pre-retirement Survivor Annuity.

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

11.04      NORMAL BEGINNING DATE FOR PAYMENTS TO A PARTICIPANT.

Unless a Participant can and does make an effective election otherwise, the Annuity Starting Date will be on the "Normal Beginning Date." The Normal Beginning Date is:

(a) If the Participant had no more than a Cash Out Benefit, the date of a Distributable Event;

(b) Otherwise, the later of:

      (1) the Participant's Nonelective Beginning Date, and

      (2) the date the Participant Retires.

If the provisions of subsection (a) would have applied except that the Participant's Vested Accrued Benefit was larger than the amount of a Cash Out Benefit, and if at a later time the Vested Accrued Benefit is no more than the amount of a Cash Out Benefit, the Normal Beginning Date will be the first day of the month following the date it becomes a Cash Out Benefit.

11.05      NORMAL BEGINNING DATE FOR PAYMENTS TO A BENEFICIARY.

The Normal Beginning Date for the payment of the Regular Death Benefit will be the first day of the third month coinciding with or following the date the Participant died. The Normal Beginning Date for the payment of a Pre-retirement Survivor Annuity is the date specified in section 11.04 (substituting the date of death for the date of Retirement).

11.06      ELECTION OF AN EARLIER DATE.

A Participant who has experienced a Distributable Event may elect an Annuity Starting Date on or after the Distributable Event which is earlier than the Normal Beginning Date, subject to the Nonelective Beginning Date rules above. This earlier date may not be before the Earliest Distribution Date.

A surviving Spouse who is to receive a Pre-retirement Survivor Annuity may elect an Annuity Starting Date which is earlier than the Normal Beginning Date, subject to the Nonelective Beginning Date rules above.

The Beneficiary who is to receive a Regular Death Benefit may elect an Annuity Starting Date which is earlier than the Normal Beginning Date, subject to rules established by the Administrator.

To be effective, any election under this section must be in writing, must be delivered to the Administrator, and must meet any other requirements which the Administrator has made uniformly applicable to such elections.

11.07      BENEFIT COMMENCEMENT.

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a) The date on which the Participant attains the earlier of age 65 or Normal Retirement Age,

(b) The 10th anniversary of the year in which the Participant commenced participation in the Plan, or

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

(c)   The date the Participant terminates service with the Employer.

However, the failure of a Participant and Spouse to consent to a distribution before the Nonelective Beginning Date, where that date is applicable to the Participant's Accrued Benefit, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

11.08      QUALIFIED DOMESTIC RELATIONS ORDERS.

Payments to an alternate payee under a qualified domestic relations order which is determined by the Administrator to meet the requirements of Code section 414(p) will be made as specified in such order, which may not require the Plan to provide any form of benefit, or any option, not otherwise provided under the Plan. For purposes of the preceding sentence, the earliest date as of which the order may require payments to be made to the alternate payee, which is called the "earliest retirement age" for purposes of Code section 414(p), shall be the date specified in the order.

      ARTICLE 12 - SPECIAL RULES FOR PARTICIPANT AND SPOUSAL WAIVER RIGHTS

12.01      IN GENERAL.

The other articles of this Plan provide various requirements with regard to Qualified Joint and Survivor Annuities and Pre-retirement Survivor Annuities and with restricting payments prior to the Nonelective Beginning Date. These requirements deal with the form in which these benefits must be paid, when these benefits can be paid, and the Beneficiary to whom these benefits must be paid. This article provides rules under which the Participant and/or Spouse can elect to waive their rights to have any one or more of certain of those requirements apply in the situations in which those rights would otherwise apply.

12.02      THE WAIVER ELECTION.

A Participant who has a Vested Accrued Benefit which is more than a Cash Out Benefit may elect to waive his right to have the benefit paid at a date no earlier than the Nonelective Beginning Date in the form of a Qualified Joint and Survivor Annuity. A Participant who has a Vested Accrued Benefit which is more than a Cash Out Benefit, or the surviving Spouse of that Participant, may waive his right to have the benefit paid to the Participant's surviving Spouse at a date no earlier than the Nonelective Beginning Date in the form of a Pre-retirement Survivor Annuity.

The election must be in writing. If the Participant is making the election, the Participant may elect either a general waiver or a specific waiver. The election is only valid if the Participant or surviving Spouse making the election has received the information specified in section 12.05.

A general waiver permits the Participant, without any further consent of the Spouse, to name and to change the beneficiary for Plan benefits and, in the case of nondeath benefits, to specify and to change the form in which the benefits will be paid.

A specific waiver must name the nonspouse beneficiary (including classes of beneficiaries and contingent beneficiaries) who will receive the benefit. In the case of a nondeath benefit, the specific waiver must also specify the form in which the benefit will be paid. As an alternative, the specific waiver may name several beneficiaries and/or benefit forms, any one of which the Participant may specify.

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A Participant may elect at any time before the Annuity Starting Date to revoke the waiver election. Spousal consent is not required for an election to revoke. There is no limit on the number of times a Participant may elect to revoke the waiver election.

12.03      SPOUSAL CONSENT.

To become effective, the election made by the Participant must be consented to in writing by the Participant's Spouse. This consent must acknowledge the effect of the election. For a general waiver this specifically includes acknowledging that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. The spousal consent must be witnessed by a notary public or a Plan representative.

However, this spousal consent requirement will be waived where it is established to the satisfaction of the Administrator that there is no Spouse or that the Spouse cannot be located. Likewise it will be waived where the Participant is legally separated or has a court order to the effect that he has been abandoned by his Spouse, except where a Qualified Domestic Relations Order (QDRO) specifies otherwise. In addition, if the Spouse is legally incompetent to give consent, the spouse's legal guardian may give consent. This spousal consent requirement will also be waived where a Participant elects to receive a Qualified Joint and Survivor Annuity on a date prior to the Nonelective Beginning Date.

The Spouse's consent, once given, is irrevocable. Spousal consent is only effective with respect to the Spouse who gave the consent.

12.04      THE ELECTION PERIOD.

A waiver election may only be made in the correct election period.

The election period with regard to the Qualified Joint and Survivor Annuity is the 90 day period preceding the Annuity Starting Date.

The election period with regard to the Pre-retirement Survivor Annuity begins on the day the individual becomes a Participant. However, any election made before the first day of the Plan Year in which the Participant attains age 35 becomes invalid on that day, unless the Participant has separated from service before that day. So in order to waive the Pre-retirement Survivor Annuity for the period after the first day of the Plan Year in which the Participant attains age 35, a new election must be made on or after that date. This election period ends on the date of the Participant's death.

12.05      INFORMATION FOR THE PERSON MAKING THE WAIVER ELECTION.

(a) In the case of a Qualified Joint and Survivor Annuity, the Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant with a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor annuity form of benefit; (iii) the rights of a Participant's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; (v) the material features and relative values of the various optional forms of benefits under the Plan; and (vi) the right to defer receipt of the Qualified Joint and Survivor Annuity to a date no earlier than the Nonelective Beginning Date.

The requirements of the preceding paragraph shall be deemed to have been satisfied if a Participant affirmatively elects a distribution with an Annuity Starting Date which is less than 30 days after the date the Participant received the written explanation provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to receive a form of distribution other than a Qualified

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Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date, or if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant; and (3) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b) In the case of a Pre-retirement Survivor Annuity, the Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Pre-retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subparagraph (a) above applicable to a Qualified Joint and Survivor Annuity. In the case of an individual who becomes a Participant before age 35, this explanation shall additionally be provided within a reasonable time after the individual becomes a Participant.

(c) The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; and (iii) a reasonable period ending after this article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a participant who separates from service before attaining age 35.

(d) For purposes of this section, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

12.06      AUTOMATIC WAIVER OF THE PRE-RETIREMENT SURVIVOR ANNUITY.

A Participant for whom the spousal consent requirements are deemed to be waived under section 12.03 shall be deemed to have made an effective waiver of the Pre-retirement Survivor Annuity for purposes of this Plan.

                  ARTICLE 13 - REQUIRED MINIMUM DISTRIBUTIONS

13.01      OVERVIEW OF ARTICLE 13.

This article provides rules on the minimum amount which must be distributed to a Participant or Beneficiary each calendar year. This article only sets minimum distribution amounts. It does not conflict with the preceding articles in this Part which may require distributions at an earlier time and/or in a larger amount. It does apply to any distribution of a Participant's or Beneficiary's interest under the Plan, and will take precedence over any inconsistent provisions of this Plan other than the provisions of article 13.

All distributions required under this article shall be determined and made in accordance with the Income Tax Regulations under Code section 401(a)(9). The following provisions are intended to implement the requirements of those regulations, and in the event of any ambiguity or apparent conflict, the provisions of the regulations should be deemed controlling. For this purpose "Regulations" means the proposed regulations issued to implement the requirements of Code section 401(a)(9) until those proposed regulations are supplanted by temporary or final regulations under that section.

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

13.02      REQUIRED BEGINNING DATE.

The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date

13.03      LIMITS ON DISTRIBUTION PERIODS.

As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over a period permitted by the Regulations, based on one of the following periods (or a combination thereof):

(a)   The life of the Participant,

(b)   The life of the Participant and a designated beneficiary,

(c) A period certain not extending beyond the life expectancy of the Participant, or

(d) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

13.04      DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR.

If the Participant's interest is to be distributed in other than a single sum and the Participant is alive on the Annuity Starting Date, the following minimum distribution rules shall apply on or after the Required Beginning Date. If the distribution is to be in the form of annuity distributions under the Plan, the provisions of section 13.05 shall apply. Otherwise, the provisions of section
13.06 shall apply.

13.05      MINIMUM DISTRIBUTION RULES FOR ANNUITY PAYMENTS.

(a) If the Participant's interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

     (1) the annuity distributions must be paid in periodic payments made at intervals not longer than one year;

     (2) the distribution period must be a period permitted in the Regulations, based on a life (or lives) or over a period certain not longer than a life expectancy (or joint life and last survivor expectancy) described in section 401(a)(9)(A)(ii) or section 401(a)(9)(B)(iii) of the Code, whichever is applicable;

     (3) the life expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of life expectancy;

     (4) once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

     (5) payments must either be nonincreasing or increase only as follows:

          (i) with any percentage increase in a specified and generally recognized cost-of-living index;

          (ii) to the extent of the reduction to the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described above dies and the payments continue otherwise in accordance with that section over the life of the Participant;

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

          (iii) to provide cash refunds of employee contributions upon the Participant's death; or

          (iv) because of an increase in benefits under the Plan.

     (6) If the annuity is a life annuity (or a life annuity with a period as permitted above), the amount which must be distributed on or before the Participant's Required Beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to section 13.07 below) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually.

     (7) Unless the Participant's Spouse is the designated beneficiary, if the participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first distribution calendar year may not exceed the applicable period determined using the rules set forth in Q&A-3 of section 1.401(a)(9)-6 of the Proposed Income Tax Regulations.

     (8) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Proposed Income Tax Regulations.

(b) If the form of distribution is an annuity made in accordance with this section 13.05, any additional benefits accruing to the Participant after his or her Required Beginning Date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

13.06      MINIMUM DISTRIBUTION RULES FOR NON-ANNUITY PAYMENTS.

(a) If all or any part of a Participant's benefit is to be distributed as other than an annuity form of distribution over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or
(2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

(b) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy of the Participant and Spouse, redetermined annually, or (2) the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-5 of the Proposed Income Tax Regulations, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.

(c) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

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13.07      MINIMUM DISTRIBUTION RULES - DEATH BENEFITS.

(a) REQUIRED BEGINNING DATE AND ANNUITY STARTING DATE. Certain rules in this section depend on whether the Participant dies before his Required Beginning Date, or on or after that date. For purposes of the rules in this section, if the Participant is receiving benefits in any form of life annuity, the Annuity Starting Date shall be substituted for Required Beginning Date as to those benefits.

(b) PARTICIPANT DIES ON OR AFTER REQUIRED BEGINNING DATE. If the Participant dies on or after his Required Beginning Date, the remaining portion of such interest will continue to be distributed at least as rapidly as required under the above minimum distribution provisions which applied to the method of distribution being used prior to the Participant's death.

(c) PARTICIPANT DIES BEFORE REQUIRED BEGINNING DATE. If the Participant dies before his Required Beginning Date, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except that, unless otherwise elected:

     (1) if any portion of the Participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;

     (2) if the designated beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the participant died and (B) December 31 of the calendar year in which the participant would have attained age 70 1/2.

     If the Participant has not made an election pursuant to this subsection by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     If the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this subsection, with the exception of paragraph (2) therein, shall be applied as if the surviving Spouse were the Participant.

(d) For purposes of this section, any amount paid to a child of the Participant will be treated as if it had paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

13.08      DEFINITIONS.

DESIGNATED BENEFICIARY. The individual who is designated as the beneficiary under the Plan in accordance with section 7.03 of the Plan, Code ss. 401(a)(9) and the regulations thereunder.


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DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 13.07 above.

LIFE EXPECTANCY. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

PARTICIPANT'S BENEFIT OR PARTICIPANT'S INTEREST. The Participant's Vested Accrued Benefit or the present value of the Participant's Vested Accrued Benefit, as applicable.

REQUIRED BEGINNING DATE. The Required Beginning Date of a Participant is the first day of April of the calendar year following the later of:

      (1) the calendar year in which the Participant attains age 70 1/2, and

      (2) the calendar year in which the Participant Retires,

EXCEPT THAT the Required Beginning Date of a "5-percent owner" is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. For this purpose, a "5-percent owner" is a 5-percent owner as defined in Code ss. 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. A subsequent change in the individual's status will not cause him to cease to be classified as a 5-percent owner.

ARTICLE 13A      MINIMUM DISTRIBUTION REQUIREMENTS.

13A.1 General Rules. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

The requirements of this article will take precedence over any inconsistent provisions of the Plan. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Code ss. 401(a)(9).

13A.2 Time and Manner of Distribution.

(a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

     (1) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 , if later.

     (2) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

     (3) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

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

     (4) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 13A.2(b), other than section 13A.2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this subsection 13A.2(b) and section 13A.5, distributions are considered to begin on the Participant's Required Beginning Date (or, if section 13A.2(b)(4) applies, the date distributions are required to begin to the surviving spouse under section 13A.2(b)(1)). If annuity payments irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 13A.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 13A.3, 13A.4 and 13A.5 of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code ss. 401(a)(9) and the Treasury regulations thereunder. Any part of the Participant's interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of Code ss. 401(a)(9) and the Treasury regulations thereunder that apply to individual accounts.

13A.3 Determination of Amount to be Distributed Each Year.

(a) General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

     (1) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

     (2) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in section 13A.4 or 13A.5;

     (3) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

     (4) payments will either be nonincreasing or increase only as follows:

          (A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

          (B) to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in section 13A.4 dies or is no longer the Participant's beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

          (C) to provide cash refunds of employee contributions upon the Participant's death; or

          (D) to pay increased benefits that result from a plan amendment.

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

(b) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under section 13A2(b)(1) or (2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's Required Beginning Date.

(c) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

13A.4 Requirements For Annuity Distributions That Commence During Participant's Lifetime.

(a) Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the designated beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(b) Period Certain Annuities. Unless the Participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this subsection 13A.4(b), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

13A.5 Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant's entire interest will be distributed, beginning no later than the time described in section 13A.2(b)(1) or (2), over the life of the designated beneficiary or over a period certain not exceeding:

          National Life Group Pension Plan for Employees - 42 - 1/1/07

     (1) unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

     (2) if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this section 13A.5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to section 13A.2(b)(1).

13A.6 Definitions.

(a) Designated beneficiary. The individual who is designated as the beneficiary under section 7.03 of the Plan and is the designated beneficiary under Code ss. 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 13A.2(b).

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d) Required Beginning Date. The date specified in section 13.08 of the Plan.

  ARTICLE 14 - NAMED FIDUCIARIES AND THE ALLOCATION OF THEIR RESPONSIBILITIES

14.01      NAMED FIDUCIARIES.

The "named fiduciaries" of this Plan are (1) National Life Insurance Company and
(2) the Administrator. The named fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Agreement.

Each named fiduciary may rely upon any such direction, information or action of another named fiduciary as being proper under this Agreement, and is not required under this Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Agreement that each named fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Agreement. Any person or group may serve in more than one fiduciary capacity.

          National Life Group Pension Plan for Employees - 43 - 1/1/07

14.02      AUTHORITY AND RESPONSIBILITY OF THE EMPLOYER.

National Life Insurance Company, as Plan sponsor, shall serve as a named fiduciary whose authority is limited to the following:

(a) To appoint and remove the Administrator;

(b) To establish and monitor the funding policy of the Plan;

(c) To amend or terminate the Plan;

and whose responsibility is limited to the following:

(d) To serve as Administrator in the absence of an appointed Administrator;

(e) To communicate such information to the Administrator as it needs for the proper performance of its duties, including but not limited to the Employees' compensations, service records and employment statuses;

(f) To monitor the performance of the Administrator it has appointed;

(h) To make the contributions to the Plan specified in article 4;

(i) To provide mechanisms through which the Administrator can communicate with Participants and Beneficiaries.

Whenever National Life Insurance Company under the terms of this Agreement is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

14.03      AUTHORITY AND RESPONSIBILITY OF THE ADMINISTRATOR.

The Administrator shall be the named fiduciary with respect to the administration of the Plan and shall have the authority and responsibility provided in article 15.

14.04      BONDING.

Every fiduciary who is not exempted by ERISA shall be bonded by a corporate surety company which meets the requirements of ERISA section 412 to the extent required by ERISA, but no bonding in excess of the amount required by law shall be considered to be required by this Plan. The cost of such bonds shall be an expense of and may be paid from the Plan assets unless paid by the Employer. Each fiduciary who is required to be bonded by the provisions of this section shall be individually responsible for seeing that such bonding has been arranged.

14.05      INDEMNIFICATION.

In the event any claim, suit, or proceeding is brought regarding the Plan to which any fiduciary may be a party, then except to the extent there is a finding of a breach of fiduciary duty, they shall be entitled to be reimbursed from the Plan assets, including reimbursement for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

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

Nothing in this section shall preclude a fiduciary, in order to satisfy any liability which may arise as a result of its fiduciary obligations under the Plan, from procuring an indemnification agreement from the Employer, from procuring an agreement from the Employer to maintain liability insurance for Plan fiduciaries, and/or from buying fiduciary liability insurance with its own funds.

                        ARTICLE 15 - PLAN ADMINISTRATOR

15.01      POWERS, DUTIES AND RESPONSIBILITIES.

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.

The administration of this Plan shall be carried out by two Administrators, the Benefits Committee of the National Life Group and National Life Insurance Company ("NLIC"). Except where the context clearly indicates an administrative responsibility of the Benefits Committee, any reference in the Plan to the Administrator shall be taken to mean a reference to NLIC.

RESPONSIBILITIES OF THE BENEFITS COMMITTEE. The Benefits Committee shall have two areas of responsibility. The first is to make a determination upon a request for a review of a claim for benefits decision pursuant to section
     15.04 below. The second is to make a determination, upon written request from either NLIC, any Employer or any Participant, of what is in its discretion the most appropriate interpretation of the provisions of the Plan, either in general or with regard to a specific fact situation, except where, in its discretion, it determines that there is insufficient justification for it to render an interpretation. The determinations of the Benefits Committee shall be binding upon NLIC and all Participants.

RESPONSIBILITIES OF NLIC. NLIC shall be responsible for all Plan administrative functions other than those specified in (a). These shall include, but are not limited to, satisfying all reporting and disclosure requirements required by law, collecting and forwarding to the Committee material related to a claim for benefits, maintaining records of the value of Participants' accounts and preparing benefit quotations upon request.

The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Section 401(a) of the Code as amended from time to time, and shall comply with the terms of ERISA and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including the following:

(a) to determine the eligibility of Employees to participate in the Plan;

(b) to determine the amount and kind of benefits to which Participants and Beneficiaries are entitled under the Plan;

(c) to authorize and direct all disbursements of Plan assets;

(d) to maintain all necessary records for the administration of the Plan;

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

(e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with its terms;

(f) to determine, in consultation with the Plan's Enrolled Actuary and certify to the Employer from time to time the sums of money necessary or desirable to be contributed to the Plan;

(g) to arrange for the bonding described in section 14.04;

(h) to prepare and furnish to Participants and Beneficiaries all information required under provisions of the Code, ERISA or related federal law or under the provisions of the Plan to be furnished to them;

(i) to prepare and furnish to the Treasury Department, the Labor Department, and other federal agencies with authority over the Plan all reports and other information required under law to be so furnished;

(j) to employ counsel, advisers and agents and to make appointments of such persons, including actuaries and accountants, as the Administrator deems necessary or advisable.

If the Administrator is a committee, the members shall act by a majority of their number, except as they may authorize one or more of them to act on their behalf.

15.02      APPOINTMENT, RESIGNATION AND REMOVAL OF THE ADMINISTRATOR.

(a) NLIC. National Life Insurance Company shall serve as an Administrator until such time as it shall appoint a successor Administrator.

(b) BENEFITS COMMITTEE OF THE NATIONAL LIFE GROUP. The members of the Benefits Committee shall be appointed by the Chief Executive Officer of National Life Insurance Company. Any member may resign from the Committee by delivering his written resignation to National Life Insurance Company or be removed by National Life Insurance Company by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the individual if no date is specified. If at any time there shall be fewer than three individuals serving as voting members of the Benefits Committee, the Committee's responsibilities and authority under the Plan shall be suspended and NLIC shall assume those responsibilities and that authority.

15.03      PAYMENT OF EXPENSES.

All operational expenses of the Plan, including the payment of legally required premiums to the Pension Benefit Guaranty Corporation, are the responsibility of and shall be paid for by the Plan, except for (a) any of those expenses which are paid for by a Participating Employer, and (b) the expenses for any services provided to the Plan by any Employer. The Employer may reimburse the Plan for any administration expense incurred pursuant to the above. Any administration expense paid to the Plan as a reimbursement shall not be considered as an Employer contribution.

15.04      CLAIMS PROCEDURE.

It is anticipated that the Administrator will administer the Plan in such a manner as to provide the benefits intended by the Plan without waiting for them to be claimed, but the following procedure is established to provide additional protection to the Participants and Beneficiaries.

(a) A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be delivered to the Administrator, must be in writing, and must specify the name and Social Security number of the Participant, the name and Social Security number of the claimant, the name of the Plan from which a benefit is being claimed, and a general description of the benefit being claimed, unless the Administrator formally or by course of conduct waives such requirements.

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(b) If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within ninety days after the original claim was filed, unless special circumstances require an extension of time for reviewing the claim. If such an extension is required, the Administrator shall so notify the claimant in writing within ninety days after the original claim was filed, indicating the special circumstances requiring the extension of time and the projected date as of which the claim review is expected to be completed, and shall proceed to make a determination no later than 180 days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (1) the reason or reasons for denial, (2) specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (4) an explanation of the steps to be taken if the claimant wants to submit his claim for a review and of the claimant's rights to bring an action under ERISA in the event of an adverse determination upon review.

(c) The Participant or Beneficiary shall have sixty days from receipt of the denial notice in which to make written application for review by the Benefits Committee of the National Life Group. The Participant or Beneficiary shall have the right to review, free of charge, relevant documents and other information and to submit materials and comments in writing.

(d) The Benefits Committee shall review all of the materials and comments provided by the Participant or Beneficiary without regard to whether such information was submitted or considered in the original benefits determination and shall issue a decision on such review within sixty days after receipt of an application for review, unless special circumstances require an extension of time for reviewing the claim. If such an extension is required, the Benefits Committee shall so notify the claimant in writing within sixty days after the original claim was filed, indicating the special circumstances requiring the extension of time and the projected date as of which the claim review is expected to be completed, and shall proceed to make a determination no later than 120 days after receipt of the application for review.

(e) If there is an adverse determination of the appeal, the Benefits Committee shall furnish the Participant or Beneficiary with written notice of the adverse determination within the time period specified in (d). This notice of denial shall set forth in a manner calculated to be understood by the claimant (1) the reason or reasons for the adverse determination, (2) specific reference to pertinent Plan provisions on which the denial is based, (3) the claimant's right to review relevant documents and other information, and (4) the claimant's rights to bring an action under ERISA.

15.05      LOCATION OF PAYEE UNKNOWN.

In the event that the Administrator is unable to locate a Participant or Beneficiary to whom an amount is payable, and this benefit remains unclaimed during the twelve month period following the date specified in article 6 or 7 when this benefit would normally be distributed, then this amount shall be deemed forfeited and shall be used to reduce future Employer contributions unless by separate resolution the Employer has provided that this amount is instead to be retained in a separate trust and handled pursuant to the laws on unclaimed or abandoned property of the State of Vermont. If a claim is subsequently made by a Participant or Beneficiary entitled to an amount which has been forfeited, the Employer shall contribute the amount forfeited.

In the case of amounts owed to a Beneficiary, the Administrator shall make all reasonable efforts to notify any "Contingent Beneficiary" that these amounts are to be forfeited when it appears that no claim will be made for these benefits in the period specified. To the extent that the one year period has not elapsed, the Administrator shall provide any Contingent Beneficiary with a reasonable

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

opportunity to prove to the satisfaction of the Administrator that the Beneficiary and/or other Contingent Beneficiaries have died so that under the terms of the Plan and/or the beneficiary designation executed by the Participant, if any, these amounts are payable to the Contingent Beneficiary. For this purpose, a "Contingent Beneficiary" means a person whose right to receive a benefit under the Plan arising from the Participant's death is contingent upon another person or persons not having survived the Participant.

                  ARTICLE 16 - PLAN AMENDMENT AND TERMINATION

16.01      EMPLOYER'S AUTHORITY TO AMEND.

National Life Insurance Company shall have the right at any time to amend the Plan, to the extent permitted by law. Any such amendment shall be binding on all Participating Employers. No other Participating Employer shall have a right to amend the Plan, but a Participating Employer does have the right to discontinue its sponsorship of the Plan.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's existing Accrued Benefit, except to the extent permitted under Code section 412(c)(8) or as permitted under regulations issued by the Secretary of the Treasury. This restriction shall not, however, impair the applicability of the amendment with respect to subsequent benefit accruals.

For purposes of this section, a plan amendment which, except to the extent permitted in Treasury regulations, has the effect of eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Accrued Benefits. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

If the Plan's vesting schedule is amended or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each affected Participant with at least 3 Years of Service may elect within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. If an affected Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, however, this provision shall only apply if the affected Participant had 5 rather than 3 Years of Service. For purposes of this section, all Participants are affected Participants except for those whose vested percentage under the Plan, as amended, cannot be less at any time than the percentage determined without regard to such amendment. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(a) the adoption date of the amendment,

(b) the effective date of the amendment, or

(c) the date the Participant receives written notice of the amendment from the Administrator.

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16.02      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.

In the event of a merger or consolidation with or a transfer of assets or liabilities to any other plan, each Participant will receive a benefit immediately after such transfer, merger, or consolidation (if that plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such transfer, merger, or consolidation (if this Plan had terminated).

16.03      PLAN TERMINATION

National Life Insurance Company may elect to terminate the Plan at any time. However, such election is only effective as long as the requirements of Title IV of ERISA are satisfied.

In the event of the termination or partial termination of the Plan, the rights of all affected Participants to benefits accrued to the date of termination (to the extent funded as of such date) shall be nonforfeitable. The recourse for Participants and Beneficiaries with respect to the nonforfeitable rights shall be limited to the assets actually in the Trust Fund at any time, and, if applicable, to the PBGC, and neither the Employer nor the Administrator nor the Trustee guarantee individually or as a group any benefits of this Plan.

The distribution of benefits upon the termination of the Plan shall be made in accordance with the rules of by Title IV of ERISA. Subject to that requirement, upon termination the Plan's benefits will be distributed according to the Plan's regular rules, except that the termination is treated as a Distributable Event, the date of Plan termination is treated as the Earliest Distribution Date, and a Participant's or Beneficiary's right to defer the immediate receipt of benefits is limited to the right to receive those benefits immediately in the form of a deferred annuity.

Plan assets shall be allocated in the following order:

(a) First, to provide pensions to retired Participants, who shall have retired under the Plan prior to termination of the Plan, without reference to the order of retirement;

(b) Second, to provide Accrued Benefits to Participants who have reached their Normal Retirement Dates but have not retired on the date of termination, without reference to the order in which they shall have reached their Normal Retirement Date;

(c) Third, to provide Accrued Benefits to Participants who have not yet reached Normal Retirement Date on the date of termination; and

(d) Last, after satisfaction of all liabilities, fixed and contingent, any excess funds resulting from actuarial error shall revert to the Employer.

16.04      LIMITATIONS ON BENEFITS ON EARLY TERMINATION.

In the event of Plan termination, the benefit of any active or former Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Code section 401(a)(4).

Benefits distributed to any of the 25 most highly compensated active and former Highly Compensated Employees are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the employee under a single life annuity that is the actuarial equivalent of the sum of the Employee's Accrued Benefit, the Employee's other benefits under the Plan (other than a social security supplement, within the meaning of section 1.411(a)-7(c)(4)(ii) of the Income Tax Regulations), and the amount the employee is entitled to receive under a social security supplement.

The preceding paragraph shall not apply if: (a) after payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code section 412(l)(7), or (b) the value of the benefits for an Employee described above is less than the greater of $5,000 and 1% of the value of current liabilities.

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

For purposes of this section, benefit includes loans in excess of the amount set forth in Code section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

An Employee's otherwise restricted benefit may be distributed in full to the affected Employee if prior to receipt of the restricted amount, the Employee enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the Employee (accumulated with reasonable interest) over the amounts that could have been distributed to the Employee under the straight life annuity described above (accumulated with reasonable interest). The Employee may secure repayment of the restricted amount upon distribution by: (1) entering into an agreement for promptly depositing in escrow with an acceptable depository property having a fair market value equal to at least 125 percent of the restricted amount, (2) providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount, or (3) posting a bond equal to at least 100 percent of the restricted amount. If the Employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

The escrow arrangement may provide that an Employee may withdraw amounts in excess of 125 percent of the restricted amount. If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the Employee must deposit additional property to bring the value of the property held by the depository up to 125 percent of the restricted amount. The escrow arrangement may provide that the Employee may have the right to receive any income from the property placed in escrow, subject to the Employee's obligation to deposit additional property, as set forth in the preceding sentence.

A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

If the Administrator certifies to the depository, surety or bank that the Employee (or the Employee's estate) is no longer obligated to repay any restricted amount, a depository may redeliver to the Employee any property held under an escrow agreement, and a surety or bank may release any liability on an Employee's bond or letter of credit.

                           ARTICLE 17 - MISCELLANEOUS

17.01      SCOPE OF PARTICIPANTS' RIGHTS.

An individual's rights arising from participation in this Plan are limited to those rights specifically granted by the Plan. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

17.02      ALIENATION.

(a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process

          National Life Group Pension Plan for Employees - 50 - 1/1/07 for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Code section 414(p) or unless the domestic relations order was entered prior to January 1, 1985 and the payment of benefits under the order had begun prior to that date.

(b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Agreement. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such portion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Accrued Benefit, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in sections 15.04.

(c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders elected to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders, shall make the required notification of the parties involved, shall make the appropriate segregation of funds in the event of conflict as to the proper payee, and shall administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d) This provision shall not apply to Federal tax levies and judgments described in regulations issued under Code section 401(a)(13).

(e) Effective with respect to judgments, orders, and decrees issue, and settlement agreements entered into, on or after August 5, 1997 subsection (a) shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1) the order or requirement to pay arises--

     (A) under a judgment of conviction for a crime involving such Plan,

     (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or

     (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person,

(2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and

(3) in a case in which the survivor annuity requirements of Code section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a Spouse at the time at which the offset is to be made--

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

     (A) either such Spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code section 417(a)(2)(B), or an election to waive the right of the Spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Code section 417(a),

     (B) such Spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of such subtitle, or

     (C) in such judgment, order, decree, or settlement, such Spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code section 401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code section
401(a)(11)(A)(ii), determined in accordance with paragraph (4).

(4) For purposes of paragraph (3)(C), the survivor annuity described shall be determined as if--

     (A) the Participant terminated employment on the date of the offset,
     (B) there was no offset,
     (C) the Plan permitted commencement of benefits only on or after Normal Retirement Age,
     (D) the Plan provided only the Qualified Joint and Survivor Annuity, and
     (E) the amount of the qualified preretirement survivor annuity under the plan is equal to the amount of the survivor annuity payable under the Qualified Joint and Survivor Annuity.

17.03      CONSTRUCTION OF AGREEMENT.

This Plan shall be construed and enforced according to ERISA and the laws of the State of Vermont, other than its laws respecting choice of law, to the extent not pre-empted by ERISA. In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.

17.04      GENDER AND NUMBER.

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

17.05      PROHIBITION AGAINST DIVERSION OF FUNDS.

It shall be impossible by operation of the Plan, by termination of the Plan, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries, except as a reversion of assets to the Employer is specifically provided in the following provisions of this section. If Plan benefits are provided in the form of scheduled periodic payments through the distribution of insurance or annuity Contracts, any refunds or credits in excess of Plan benefits (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) will be paid to the Plan.

(a) Employer contributions to the Plan are conditioned on its meeting the qualification requirements of Code section 401(a). If an application for a determination of qualification is made to the Internal Revenue Service by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe, then in the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, the value of any contribution made incident to the adoption of the Plan by the Employer must be returned to the Employer within one year after the date the initial qualification is denied.

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(b) In the case of a contribution which is made by a mistake of fact, the
Employer may demand return of the mistaken contribution pursuant to (d) below.

(c) Except to the extent necessary to satisfy the minimum top heavy benefit requirements described in section 8.01 and the minimum funding standard requirements of Code section 412, any contribution by the Employer to the Plan is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution.

(d) In any situation described in (b) or (c) above, upon a demand made by the Employer within one year of the payment of the mistaken contribution or the disallowance, as applicable, the Trustee shall return that contribution, or if less, its current value, less any charges associated with its return.

(e) Upon the termination of the Plan, any excess assets described in section
16.03 shall be paid to the Employer.

17.06      HEADINGS.

The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

17.07      REQUIREMENT OF WRITTEN DOCUMENTS.

Whenever this Plan requires that an item or material must be furnished "in writing," it may, to the extent provided in rules established by the Administrator, be furnished by electronic means instead. In developing these rules, the Administrator shall pay due regard to applicable regulatory requirements governing the provision of materials to Employees, Participants, Beneficiaries, and the regulators, and to the willingness and ability of those providing this material and/or receiving this material to readily provide or receive it electronically.

17.08      USERRA.

Notwithstanding any provisions in the Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code ss. 414(u).

17.09      LIQUIDITY SHORTFALL.

Notwithstanding any provision in the Plan to the contrary, if the provisions of Code ss. 412(m)(5) apply to this Plan, if this Plan has a liquidity shortfall as described therein, and if during the period of that liquidity shortfall a Participant or Beneficiary has an Annuity Starting Date, the maximum amount which may be paid to that person during the period of the liquidity shortfall is the amount specified in Code ss. 401(a)(32) and the regulations thereunder.

                      ARTICLE 18 - PARTICIPATING EMPLOYERS

18.01      ELECTION TO BECOME A PARTICIPATING EMPLOYER.

With the consent of National Life Insurance Company, any other Associated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

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

18.02      REQUIREMENTS OF PARTICIPATING EMPLOYERS.

(a) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Accrued Benefit as well as his accumulated service time with the transferor or predecessor and his length of participation in the Plan, shall continue to his credit.

(b) The Administrator shall keep records concerning the affairs of each Participating Employer hereunder and as to the interests in the Plan of the Participants of each Participating Employer.

18.03      DESIGNATION OF AGENT.

Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably National Life Insurance Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

18.04      EMPLOYEE TRANSFERS.

It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

18.05      PARTICIPATING EMPLOYER'S CONTRIBUTION.

The minimum funding standard for the Plan shall be determined as if all Participants were employed by a single employer. Each Participating Employer shall be liable for the satisfaction of the minimum funding standard, but as long as the minimum funding standard is satisfied, the Participating Employers may allocate these costs among themselves in any method to which they agree and which is consistent with the requirements of Code Section 414(b).

Any expenses of the operation of the Plan shall be allocated among the Participating Employers as they shall agree.

18.06      AMENDMENT.

In electing to adopt this Plan, each Participating Employer shall be deemed to have given National Life Insurance Company the sole authority to amend and/or terminate the Plan. National Life Insurance Company shall promptly notify the Participating Employersand the Administrator of any such amendment, including an amendment terminating the Plan.

18.07      DISCONTINUANCE OF PARTICIPATION.

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Administrator.

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

The Administrator shall thereafter effect the transfer ofPlan assets allocable to the Accrued Benefits of the Participants of such Participating Employer, as determined under the rules of Code ss. 414(l), to such new Plan as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees which will accept such transfers. If such a transfer cannot be made or if no successor is designated, the Administrator shall treat that portion of the Plan as partially terminated. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

18.08      ADMINISTRATOR'S AUTHORITY.

The Administrator and National Life Insurance Company shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this article.

                         ARTICLE 19 - EGTRRA PROVISIONS

19.01      PURPOSE OF THIS ARTICLE.

This article contains provisions designed to enable the Plan to comply with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001. These provisions are effective for Plan Years or Limitation Years or distributions made, as applicable, beginning on and after January 1, 2002. The provisions in this supplement shall supersede the provisions of the Plan document to the extent those provisions are inconsistent with the provisions of this supplement until such time as final amendments reflecting the provisions of that Act are adopted for the Plan. The provisions in this supplement are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder.

19.02      LIMITATION ON ANNUAL EARNINGS.

Effective January 1, 2002, the provisions of this section shall supplement those of section 1.11(d) and shall supercede those of section 1.11(d) to the extent they are inconsistent.

The annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual Compensation means Compensation during the Plan Year (the determination period). For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior determination period shall be limited to $200,000. The $200,000 limit on annual Compensation shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

19.03      MODIFICATION OF TOP HEAVY RULES.

     (a) Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section supercedes the provisions of sections 8.01 -
     8.03 to the extent those provisions are inconsistent with the provisions of this section.

     (b) Definition of key employee. Key employee means any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a

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     5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     (c) Determination of present values and amounts. This subsection shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

          (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

     (d) Minimum benefits. For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

19.04      LIMITATION ON BENEFITS.

Effective for Limitation Years ending after December 31, 2001, the provisions of this section shall supplement those of article 9 and shall supercede those of article 9 to the extent they are inconsistent.

(a) EFFECT ON PARTICIPANTS. Benefit increases resulting from the increase in the limitations of section 415(b) of the Code will be provided to all current and former Participants (with benefits limited by Code section 415(b)) who have an Accrued Benefit under the Plan immediately prior to January 1, 2002.

(b)   DEFINITIONS.

     (1) Defined benefit dollar limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.

     (2) Maximum permissible amount: The "maximum permissible amount" is the defined benefit dollar limitation (adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below, and limited, if applicable, as provided in (D) below).

          National Life Group Pension Plan for Employees - 56 - 1/1/07

     (A) If the Participant has fewer than 10 years of participation in the plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the plan and (ii) the denominator of which is 10.

     (B) If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in section 1.03 of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5- percent interest rate and the applicable mortality table as defined in section 1.03 of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

     (C) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (A) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in section 1.03 of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5-percent interest rate assumption and the applicable mortality table as defined in section 1.03 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

     (D) Notwithstanding the above, for Limitation Years beginning before January 1, 2002, the maximum permissible amount will not exceed the defined benefit compensation limitation. In the case of a Participant who has fewer than 10 years of service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.

19.05      DIRECT ROLLOVERS.

Effective for distributions made after December 31, 2001, the provisions of this section shall supplement those of section 10.06.

For purposes of the direct rollover provisions in section 10.06 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.


          National Life Group Pension Plan for Employees - 57 - 1/1/07